UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XIANGTIAN (USA) AIR POWER CO., LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2870	98-0632932
(Primary Standard Industrial Classification Code	(I.R.S. Employer Identification Number)
Number)

No. 6 Longda Road Yanjiao Development Zone
Sanhe City, Hebei Province, China 065201
+86 (316) 575-5518
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Zhou Deng Hua
Chief Executive Officer
o. 6 Longda Road Yanjiao Development Zone
Sanhe City, Hebei Province, China 065201
+86 (316) 575-5518
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven W. Schuster
McLaughlin & Stern, LLP
260 Madison Avenue, 18 FL, New York, New York, 10036 U.S.A.
(212) 448-1100

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This amended Registration Statement relates to the registration of securities being offered by the selling security holder identified herein. This Post-Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment”) is being filed pursuant to Section 10(a)(3) of the Securities Act to update our registration statement on Form S-1 (Registration No.333-216597) (the “Registration Statement”), which was initially declared effective by the Securities and Exchange Commission on September 14, 2017, to update the Registration Statement to include information from our annual report on Form 10-K/A for the year ended July 31, 2017, filed on February 27, 2018, and most recent Quarterly report on Form 10-Q for the quarterly period ended January 31, 2018 filed on March 19, 2018, to make certain other updating revisions to the information contained herein so that such information is current as of the date of filing. All applicable filing fees were paid at the time of the original filing of the Registration Statement.

The information in this Prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27, 2018

XIANGTIAN (USA) AIR POWER CO., LTD.

100,000,000 Shares of Common Stock

This Prospectus relates to the sale by the selling security holder listed herein of up to 100,000,000 shares of common stock of XIANGTIAN (USA) AIR POWER CO., LTD. (“Xiangtian” or the “Company”, par value $0.001 per share. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. Our common stock is currently quoted on the over-the-counter OTCQB Market under the symbol “XTNY”. The last reported sales price per share of our common stock as reported by the OTCQB on April 26, 2018 was $3.58.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in the common stock of Xiangtian involves a high degree of risk. See “Risk Factors” beginning on page 6.

The information in this prospectus is incomplete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is           , 2018.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder.

The selling stockholders are offering to sell shares of our common stock, only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

Currency, exchange rate, “China” and other references

Unless otherwise noted, all currency figures in this prospectus are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan, which is also known as the renminbi. References in this prospectus to the “PRC” or “China” are to the People’s Republic of China.

In this prospectus, unless otherwise specified, the words “Xiangtian US”, “Goa Tours”, “Company”, “we”, “us” or “our” are references to the combined business of Xiangtian (USA) Air Power Co., Ltd. and its direct and indirect subsidiaries. “Common stock” refers to shares of the Company’s common stock, par value $0.001 per share.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "expect", "plans", "intends", "anticipate", "believe", "estimate" and "continue" or similar words and are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial condition or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors", as well as any cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described as risk factors and elsewhere in this Prospectus could have a material adverse effect on our business, operating results and financial condition.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

Our Business

We manufacture and sell alternative energy equipment and systems. One product utilizes a proprietary compressed air energy storage power generation technology that can store energy for other alternative energy sources (for example, using solar, wind, geothermal, and tidal as raw power to regenerate electricity power without the use of fossil fuels or other chemical methods.) We also produce air-source heat pumps, a system that transfers heat between the outside and the inside of a building, and photovoltaic solar panels (“PV panels”).

The power produced by compressed air energy storage and power release can enhance the power production capabilities of alternative energy sources. If alternative energy sources cannot be fully utilized, there will be waste sources. We believe that we utilize compressed air energy storage installations in conjunction with the power generation system of alternative energy sources that could ensure the stable power supply of alternative energy generation system and provide customers with an advanced power generation capability with no carbon or toxic emissions. Thus, our Company’s compressed air energy storage power generation technology provides a distinct and novel method for alternative energy sources. The power generated from our system can either be used for the operation of our customers or be sold to the State Grid Corporation of China (“State Grid”).

In addition to producing PV panels for sale to third parties, we also utilize proprietary technology to enhance the power production capabilities of the PV panels that have been used in conjunction with our current projects, including projects that involve only the installation of PV panels without the installation of equipment for compressed air energy technology.

The Offering

Shares of common stock offered by the selling securityUp to 100,000,000 shares of common stock, par value holders $0.001

Common stock to be issued and outstanding after the591,042,000 shares (1) offering

Use of proceeds	The Company will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public.

OTCQB Ticker Symbol	XTNY

(1) The above information regarding common stock to be outstanding after the offering is based on 591,042,000 shares of common stock outstanding as of April 27, 2018.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the following risks and all other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below occurs, our business, financial condition and results of operations may suffer. In that case, the value of our common stock may decline and you could lose all or part of your investment.

Our business operations are conducted entirely in the PRC. Because China’s economy and its laws, regulations and policies are different from those typically found in the west and are continually changing, we face certain risks, including but not limited to those summarized below.

Risks Related to our Business

We may not be Able to Continue to Operate as a Going Concern.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the six months ended January 31, 2018, the Company incurred a net loss of $1,524,525 and used cash in operating activities of $1,625,134. For the fiscal year ended July 31, 2017, the Company incurred a net loss of $4,405,918. We expect to incur further losses as we continue to develop our business. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s July 31, 2017 audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company expects to finance operations primarily through cash flow from revenue and capital contributions from principal shareholders. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all.

We Have Generated Limited Revenue from the Sale of Products and have Limited Contracts for the Installation of Power Systems.

While we have completed 15 air compression or PV solar panel projects ,we have one PV panel project under construction and one additional project under contract that is expected to start in the next few months have had limited sales of our PV panels and our heat pumps. We recognized revenue of $481,461 and $154,464 during the six months ended January 31, 2018 and 2017 from sales of products. Our revenue from the installation of power systems declined from $105,976 for the six months ended January 31, 2017 to $56,422 for the six months ended January 31, 2018. There can be no assurance that we will complete additional projects or have significant product sales in the future and generate significant revenues or that there will not be unexpected difficulties that will require additional resources to solve and delay our growth. Contracts may be cancelled, as eight projects were cancelled because of the Company’s concern that the customers lacked the ability to meet their payment obligations.

Our Business may be Affected by the Economic Growth of China.

Demand for our products is affected by the general economic conditions in China. Our projects generally require significant upfront capital expenditures, and our customers may rely on internally generated funds or on financing for the purchase of our systems. As a result of weakened macroeconomic conditions and in particular the adverse credit market conditions, our customers may experience difficulty in generating capital or in obtaining financing on attractive terms or at all. To the extent that any of the foregoing should occur, our revenues and our growth could be adversely affected.

We may be Unable to Maintain Internal Funds or Obtain Financing in the Future.

Adequate financing is one of the major factors that can affect our ability to execute our business plan. We intend to finance our business mainly through internal funds, bank loans or raising equity funds. There is no guarantee that we will always have internal funds available for future developments or we will not experience difficulties in obtaining financing and obtaining credit facilities granted by financial institutions in the future. In addition, there may be a delay in equity fundraising activities. We may not be able to secure additional sources of financing on commercially acceptable terms, if at all. If we cannot raise additional capital on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. To fully realize our business objectives and potential, we may require additional financing. Additional financing may be debt, equity or a combination of debt and equity. If equity is used, it could result in significant dilution to our shareholders.

Inexpensive PV Panels in China have Adversely Affected Sales of Our Air Compression Technology

The purchase and installation of our air compression technology requires the customer to incur substantial upfront costs and the relative inexpensive electricity produced from ample supplies of PV panels and other sources and in China have inhibited demand for the air compression systems that supplement production of electricity by PV panels. We believe that these market conditions have contributed to our inability to have sold an air compression technology system since 2014. The continued relative inexpensiveness of electrical production from PV panels will continue to adversely affect our revenues and require us to concentrate on other products, such as the heat pumps and PV panels in which we have superior technological advantages compared to our competition.

We are Dependent on our Executive Officers. Any Loss in their Services without Suitable Replacement may Adversely Affect our Operations.

Zhou Deng Hua has served as our Chief Executive Officer since April 30, 2016 and has been a member of our Board of Directors since June 2, 2012. Zhiqi Zhang, the Company’s former Chief Executive Officer remains as our general counsel. Zhou Jian, became Chairman in July 2014. Paul Kam Shing Chiu has served as our Chief Financial Officer since January 25, 2017. Our continued success is dependent, to a large extent, on our ability to retain their services.

The continued success of our business is also dependent on our key management and operational personnel. We rely on their experience in the alternate energy industry, product development, sales and marketing and on their relationships with our customers and suppliers.

The loss of the services of any of our executive directors or executive officers without suitable replacement or the inability to attract and retain qualified personnel will adversely affect our operations and hence, our revenue and profits.

We have identified material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our financial statements in future periods.

Management identified material weaknesses in our internal control over financial reporting as of July 31, 2017. In addition, the Company’s independent registered public accounting firm, in their attestation report on the effectiveness of the Company’s internal control over financial reporting at July 31, 2017, expressed an adverse opinion. See “Item 9A – Controls and Procedures” of our Annual Report on Form 10-K for the year ended July 31, 2017 filed with the Securities and Exchange Commission on October 31, 2017.

Although we are undertaking steps to address these material weaknesses, the existence of a material weakness is an indication that there is more than a remote likelihood that a material misstatement of our financial statements will not be prevented or detected in the current or any future period. The design and establishment of the internal control documents, including risk control matrices, narratives, flowcharts, as well as policies for corporate governance and financial statement accounts has been completed. The Company has engaged a third party consultant to start the internal control implementation project. These remediation efforts are still in process and have not yet been completed. We cannot assure you that the steps taken will remediate such weakness, nor can we be certain of whether additional actions will be required or the costs of any such actions.

In addition, we may in the future identify further material weaknesses in our internal control over financial reporting that we have not discovered to date. Although we are engaged in remediation efforts with respect to the material weaknesses, the existence of one or more material weaknesses could result in errors in our financial statements, and substantial costs and resources may be required to rectify these or other internal control deficiencies. If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information, the market price of our common stock could decline significantly, we may be unable to obtain additional financing to operate and expand our business, and our business and financial condition could be harmed. We cannot assure you that we will be able to remediate these material weaknesses in a timely manner.

If We Do not Manage our Growth, We may not be Able to Operate our Business Effectively.

We expect significant expansion will be required to address potential growth in our customer base, the breadth of our service offerings, and other opportunities. This expansion could strain our management, operations, systems and financial resources. To manage any future growth of our operations and personnel, we must improve and effectively utilize operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among our technical, finance, marketing, sales and recruitment staffs. We also will need to manage an increasing number of complex relationships with customers, strategic partners, advertisers and other third parties. Our failure to manage growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

Risks Related to Protection and Infringement of Intellectual Property Rights.

Our ability to compete depends, in part, on our ability to obtain and enforce intellectual property protection for our technology in China and internationally. We currently rely primarily on a combination of trade secrets, patents, copyrights, trademarks and licenses to protect our intellectually property. While the Chinese government is more supportive in recent years of the protection of intellectual property rights, if we fail to enforce our intellectual property rights, our businesses may suffer. We, or our suppliers, may be subject to third-party claims of infringement on intellectual property rights. These claims, if successful, may require us to redesign affected products, enter into costly settlement or license agreements, pay damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products.

Risks Related to Lack of Property and Casualty and Employee Injury Insurance.

We may be held liable if any product we or our suppliers develop causes injury or property damage to employees or others. We do not have property and casualty insurance and injury insurance for employees. If we choose to obtain property and casualty insurance and injury insurance for employees but cannot obtain sufficient insurance coverage at an acceptable cost or otherwise protect against potential claims, the commercialization of products that we develop may be prevented or inhibited. If we are sued for any property damage or injury caused by our products or the construction of our power systems, our liability could deplete our total assets.

If We Are Unable to Continue to Operate in Our Facilities, Our Operations Could Be Adversely Affected.

The land on which our factory, office and dormitory in Sanhe City are located is designated for agricultural use, and not for office, factory and dormitory space. However, the area has also been designated a development zone where other factories are located and additional non-agricultural development is expected upon completion of government planning. We are in the process of applying for the land use approval. If we are not able to obtain the land use approval to use the land as our manufacturing facility, we will not be able to obtain the environmental assessment report and permits that are necessary for our operations. In the event that we are unable to use the space due to the failure of obtaining the land use approval and the environmental report and permits, we intend to move our operations to the facility currently leased from Sanhe Dong Yi Glass Machine Company Limited. In the event we are unable to use our principal factory and office space as a result of this usage issue, the lease provides that LuckSky Group will use every effort to complete and perfect the ownership and usage rights or provide Sanhe with equivalent space. However, such a move would be potentially costly and disruptive.

Risks Related to our Securities

Our Common Stock Is A "Penny Stock" Which May Restrict the Ability of Stockholders to Sell Our Common Stock in the Secondary Market.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price, as defined, of less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions, including an exception of an equity security that is quoted on a national securities exchange. Our Common Stock is not now quoted on a national exchange but is traded on the OTCQB of the OTC Markets (“OTCQB”). Thus, they are subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities. For example, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transactions prior to the purchase. Additionally, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered underwriter, and current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The "penny stock" rules, may restrict the ability of our stockholders to sell our Common Stock and warrants in the secondary market.

Our Common Stock Has Been Very Thinly Traded, Liquidity Is Limited, and We May Be Unable to Obtain Listing of Our Common Stock on a More Liquid Market.

Our Common Stock is quoted on the OTCQB, which provides significantly less liquidity than a securities exchange (such as the NYSE MKT, New York Stock Exchange or the NASDAQ). There is uncertainty that we will ever be accepted for a listing on a national securities exchange.

There is currently a very limited volume of trading in our Common Stock, and on many days there has been no trading activity. The purchasers of shares of our Common Stock may find it difficult to resell their shares at prices quoted in the market or at all.

Two Persons Have Significant Voting Power and May Take Actions That May Not Be in the Best Interests of Other Stockholders.

Zhou Jian, our Chairman, and Zhou Deng Hua, our Chief Executive Officer, who are also on our Board of Directors, control 62.9% of our voting securities. If Zhou Jian and Zhou Deng Hua act together, they will be able to exert significant control over the Company's management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Common Stock. This concentration of ownership may not be in the best interests of all of the Company's stockholders.

Risks Related to Doing Business in the PRC

We May Be Affected by Environmental Changes in China and Global Climate Change or by Legal, Regulatory or Market Responses to Such Changes.

The growing political and scientific sentiment is that increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere are influencing global weather patterns. Concern over climate change, including global warming, and environmental degradation in China has led to legislative and regulatory initiatives directed at limiting greenhouse gas (GHG) emissions and subsidizing alternate energy production, which have been beneficial to our business. Laws enacted that directly or indirectly affect electricity generation or our production, distribution, and cost of raw materials could all impact our business and financial results. Reductions in the subsidies provided by the government of the PRC for the use of our products would adversely affect our operations, revenue and growth.

We Face the Risk That Changes in the Policies of the PRC Government Could Have a Significant Impact upon the Business We May Be Able to Conduct in the PRC and the Profitability of Such Business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social environment.

Introduction of New Laws or Changes to Existing Laws by the PRC Government May Adversely Affect Our Business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns.

Inflation in the PRC Could Negatively Affect Our Profitability and Growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth, which may have an adverse effect on our business operations and financial condition.

Governmental Control of Currency Conversion May Affect the Value of Your Investment.

The PRC government imposes controls on the convertibility of Renminbi, or RMB, into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay expenses and dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The Fluctuation of RMB May Materially and Adversely Affect Your Investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could cause the RMB equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. Recently, the RMB has depreciated against the U.S. dollar. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Because Our Principal Assets Are Located Outside of the United States and All of Our Directors and All Our Officers Reside Outside of the United States, It May Be Difficult for You to Enforce Your Rights Based on U.S. Altered, Especially in the Event of a Change in Leadership, Social or Political Disruption, or Other Circumstances Affecting the PRC's Political, Economic and Social Environment.

All of our directors and officers reside outside of the United States. In addition, substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

Failure to Comply with the U.S. Foreign Corrupt Practices Act and Chinese Anti-Corruption Laws Could Subject Us to Penalties and Other Adverse Consequences.

We are required to comply with China’s anti-corruption laws and the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

We Do not have Liability Business Interruption, Litigation or Natural Disaster Insurance.

The insurance industry in China is still at an early stage of development. In particular, PRC insurance companies offer limited business products. As a result, we do not have any product liability, business liability, disruption insurance or any other forms of insurance coverage for our operations in China. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Restrictions Under PRC Law on Our PRC Subsidiary's Ability to Make Dividends and Other Distributions Could Materially and Adversely Affect Our Ability to Grow, Make Investments or Complete Acquisitions That Could Benefit Our Business, Pay Dividends to You, and Otherwise Fund and Conduct Our Businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC’s laws and regulations to set aside at least 10% of its after-tax profits to fund certain statutory reserve until the reserve reaches 50% of its registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Risks Related to the VIE Agreements

The PRC Government may Determine that the VIE Agreements are not in Compliance with Applicable PRC Laws, Rules and Regulations.

Details of the VIE Agreements are set out in the under “Description of Business –Variable Interest Agreements with Sanhe”. There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	imposing economic penalties;

•	discontinuing or restricting the operations of Sanhe;

•	imposing conditions or requirements in respect of the VIE Agreements with which Sanhe may not be able to comply;

•	requiring our Company to restructure the relevant ownership structure or operations;

•	taking other regulatory or enforcement actions that could adversely affect our Company’s business; and

•	revoking the business licenses and/or the licenses or certificates of Sanhe, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Sanhe, which would have a material adverse impact on our business, financial condition and results of operations.

Our Ability to Control Sanhe Under the VIE Agreements May Not Be as Effective as Direct Ownership.

We conduct our business in the PRC and currently generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Sanhe. However, the VIE Agreements may not be as effective in providing us with control over Sanhe as direct ownership. The VIE Agreements provide us with day-to-day control over the operations of Sanhe as we provide Sanhe with complete business support and technical support and related management, training and consulting services. Under the current VIE arrangements, as a legal matter, if Sanhe fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Sanhe, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of the courts in the PRC. If Sanhe or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Sanhe or its shareholders to meet their obligations or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The Payment Arrangement under the VIE Agreements may be Challenged by the PRC Tax Authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. Currently, all of our operations reside in the VIE which is required to pay our wholly owned subsidiary, Luck Sky Shen Zhen, 100% of the total annual net profit, as defined. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher taxes liability or cause other adverse financial consequences.

DESCRIPTION OF BUSINESS

Business Overview

We utilize a proprietary compressed air energy storage power generation technology that can store energy for other alternative energy sources (for example, using solar, wind, geothermal, and tidal as raw power to regenerate electricity power without the use of fossil fuels or other chemical methods). The power produced by compressed air energy storage and power release can enhance the power production capabilities of alternative energy sources. If alternative energy sources cannot be fully utilized, there will be waste sources. We believe that we utilize compressed air energy storage installations in conjunction with the power generation system of alternative energy sources that could ensure the stable power supply of alternative energy generation system and provide customers with an advanced power generation capability with no carbon or toxic emissions. Thus, our compressed air energy storage power generation technology provides a distinct and novel method for alternative energy sources.

The power generated from our system can either be used for the operation of our customers or be sold to the State Grid Corporation of China (the “State Grid”). We also utilize proprietary technology to enhance the power production capabilities of the photovoltaic solar panels (“PV panels”) that have been used in conjunction with our current projects, including projects that involve only the installation of PV panels without the installation of equipment for compressed air energy technology.

Our initial focus is industrial users. As of April 24, 2018, we had a cumulative total of 17 project contracts, exclusive of eight projects that were cancelled. Of the 17 contracts, three projects were completed in fiscal 2015, four projects were completed in fiscal 2016, six projects were completed in fiscal 2017, and two projects were completed in fiscal 2018. As of April 24, 2018, of the two remaining projects, one was under construction and one was to start within the next few months.

The two largest projects involved installation of PV panels in conjunction with our compressed air energy storage technology, and they consist of an installation at a factory in Shandong Province with a capacity of nine megawatts and a power plant in Hubei Province with a capacity of six megawatts. The sale price for the largest Shandong project was $20,290,835 (RMB126,000,000), and was completed in fiscal 2015. The sale price for the largest Hubei project was $10,628,553 (RMB66,000,000), and was completed in fiscal 2016, exclusive of additional phases of four and eight megawatts. The other projects use PV panels without air compression technology, and their capacities are between one and two megawatts. We are also developing smaller compressed air energy storage power generation equipment for use with PV that will be appropriate for smaller commercial buildings and private homes.

We produce our systems in China primarily for Chinese customers and are also exploring foreign markets. We benefit from the Chinese government’s incentives for the production of green energy. We operate a factory in Hebei province to produce components for the compressed air energy storage power generation systems, but we also purchase certain components, such as PV panels and diesel engines from third party suppliers, which we modify to operate with compressed air. We have a distribution network of third-party distributors and sales agencies in 24 provinces in China.

Our Business History and Background

Xiangtian (USA) Air Power Co., Ltd. was originally incorporated as Goa Sweet Tours Ltd. in the State of Delaware on September 2, 2008. We were originally formed to provide personalized concierge tour packages to tourists who visit the State of Goa, India. On April 17, 2012, Goa Sweet Tours, Ltd. entered into Share Purchase Agreements (the “Purchase Agreements”), with Luck Sky International Investment Holdings Limited, an entity owned and controlled by Zhou Deng Rong, and certain of our former stockholders who owned, in the aggregate, 7,200,000 shares of our common stock (90% of the then outstanding shares). Luck Sky International Investment Holdings Limited purchased such shares for an aggregate consideration of $235,000. The sale of such shares closed on May 15, 2012.

On May 25, 2012, Goa Sweet Tours, Ltd. formed a corporation under the laws of the State of Delaware called Xiangtian (USA) Air Power Co., Ltd. ("Merger Sub") for the purpose of changing its name. On the same day, we acquired one hundred percent of the total outstanding shares of Merger Sub's common stock for cash. As such, Merger Sub became our wholly-owned subsidiary. Effective as of May 29, 2012, Merger Sub was merged with and into the Company. As a result of the merger, the Company’s corporate name was changed to “Xiangtian (USA) Air Power Co., Ltd.” Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of the Merger Sub ceased. The Company was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Company.

Lucksky Holding (Group) Co. Ltd (“LuckSky Group”), formerly named Xiangtian Kelitai Air Powered Machinery Co., Ltd., (“Xiangtian Kelitai”) was established in 2000 by Zhou Deng Rong after he obtained a series of patents and developed the compressed air energy storage and related technology. Zhou Deng Rong served as our CEO through July 31, 2014, when he was replaced by Zhiqi Zhang. Upon the merger of Luck Sky (Hong Kong) Shares Limited (“Luck Sky HK”) into the Company on September 30, 2013, the Company acquired all of the shares of LuckSky HK, received 148,158,864 shares of common stock of the Company and the remaining shareholder of LuckSky HK received 101,831,136 shares of common stock of the Company in exchange for their shares of LuckSky HK. LuckSky HK had no operations but the Company succeeded to the $250,000 in registered capital of LuckSky HK.

On May 30, 2014, the Company entered into the Stock Purchase Agreement with Zhou Jian, the sole shareholder of Luck Sky (Hong Kong) Aerodynamic Electricity Limited (“LuckSky Aerodynamic”). Effective May 30, 2014, the Company purchased 100% of the issued and outstanding shares of common stock of Luck Sky Aerodynamic, and the Company paid Zhou Jian a purchase price in the amount of HKD $10,000.00 (approximately USD$1,290) in cash. Luck Sky Aerodynamic and Luck Sky Shen Zhen, its subsidiary organized in the PRC, had no operating business, no liabilities and nominal assets as of the date of the acquisition. LuckSky Aerodynamic was organized to enter into the variable interest agreements (the “VIE Agreements”) with Sanhe. As a result of the acquisition, Luck Sky Aerodynamic became our wholly owned subsidiary and Luck Sky Shen Zhen became our indirect subsidiary through Luck Sky Aerodynamic.

Sanhe was established in July 2013 and was under common control with LuckSky Group. Sanhe had no operating business and no liabilities. On July 18, 2013, Sanhe borrowed RMB 7,722,000, pursuant to a loan agreement with Xiangtian Kelitai, a division of LuckSky Group.

During the three months ended July 31, 2014, LuckSky Group provided Sanhe with additional working capital and transferred to Sanhe its assets and liabilities related to the compressed air energy storage power generation technology and PV panel installations but retained its other assets. On April 1, 2014, LuckSky Group loaned Sanhe RMB 3,000,000. In April and May 2014, Sanhe purchased the inventory, the equipment, including machinery, and office equipment from Xiangtian Kelitai at their book or historical values. Sanhe entered into leases with Lucksky Group for a portion of the factory, office space and dormitory located in Sanhe City and a lease with Dong Yi Glass Machine Company Limited, which is owned by Zhou Deng Rong, for a second factory and office space, on May 1, 2014 and April 1, 2014, respectively. Also, 48 employees transferred from LuckSky Group to Sanhe, including all personnel related to the projects under construction and development and administrative and finance personnel. See “Business-Properties” and “Certain Relationships and Related Party Transactions.”

We reincorporated in Nevada effective October 31, 2016 as a result of a merger of Xiangtian (USA) Air Power Co., Ltd., a Delaware corporation, with its wholly-owned subsidiary, Xiangtian (USA) Air Power Co., Ltd., a Nevada corporation.

Variable Interest Agreements with Sanhe

On July 25, 2014, Sanhe and Luck Sky Shen Zhen and Sanhe’s current shareholders entered into a series of agreements known as VIE Agreements pursuant to which Sanhe became Luck Sky Shen Zhen’s contractually controlled affiliate. The purpose and effect of the VIE Agreements is to provide Luck Sky Shen Zhen (our indirect wholly-owned subsidiary) with all of the management, control and net profits of Sanhe. While Luck Sky Shen Zhen does not actually own any of the equity and shares in Sanhe, the purpose and effect of the VIE Agreements is to instill in Luck Sky Shen Zhen, the Company’s indirect wholly-owned subsidiary, total management and voting control of Sanhe for all material purposes. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

The VIE Agreements include:

(1)

Framework Agreement on Business Cooperation, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen and Sanhe have agreed to enter into a series of VIE agreements and to cooperate in all prospective of Sanhe’s business operation and management;

(2)

Exclusive Management, Consulting and Training and Technical Service Agreement, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen has agreed to provide Sanhe with complete business support and technical support and related management, training and consulting services. In consideration for such services, Luck Sky Shen Zhen is entitled to receive an amount equal to 100% of Sanhe’s net income.

(3)

Exclusive Option Agreement, entered among Luck Sky HK, Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian and Sanhe, pursuant to which Zhou Deng Rong and Zhou Jian, the owners of Sanhe, have granted to Luck Sky Shen Zhen and Luck Sky HK the irrevocable right and option to acquire all of their equity interests in Sanhe;

(4)

Equity Pledge Agreement, entered among Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian, and Sanhe, pursuant to which Zhou Deng Rong and Zhou Jian, the owners of Sanhe, have pledged all of their rights, titles and interests in Sanhe to Luck Sky Shen Zhen to guarantee Sanhe’s performance of its obligations under all the other VIE Agreements;

(5)

Know-How Sub-License Agreement, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen has granted Sanhe an exclusive right to use and develop in China a series of aerodynamics related patents and technologies with respect to electrical generation for commercial and residential structures, not including automobiles and wind towers. Luck Sky Shen Zhen possesses the rights licensed under this agreement through two license agreements dated July 25, 2014 with Zhou Deng Rong, Zhou Jian and LuckSky Group, the owners of the aforesaid patents and technologies. For the sublicense agreement, Sanhe will pay Luck Sky Shen Zhen an annual royalty of five percent of revenue; and

(6)

Power of Attorney. Pursuant to a power of attorney, each of the Sanhe stockholders agreed to irrevocably entrust LuckSky Shen Zhen with his stockholder voting rights and other stockholder rights for representing him to exercise such rights at the stockholders’ meeting of Sanhe in accordance with applicable laws and its Article of Association, including, but not limited to, the right to sell or transfer all or any of his equity interest in Sanhe, and appoint and vote for the directors and Chairman of Sanhe as the authorized representative of the Sanhe stockholders. The term of each proxy and voting agreement is as long as each of the Sanhe stockholders is a shareholder of Sanhe and is binding on any transferee.

The Framework Agreement and the Exclusive Management Agreement have initial terms of ten years but each contains a renewal provision that allows Luck Sky Shen Zhen to extend the term of such agreements at its sole option by written notice with no limitation as to such extensions. The other agreements are of unlimited duration.

The foregoing description of the terms of the Framework Agreement on Business Cooperation, the Exclusive Management Agreement, Consulting and Training and Technical Service Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Know-How Sub-License Agreement and the Power-of- Attorney is qualified in its entirety by reference to the provisions of the agreements previously filed with the SEC in August 2014, which are incorporated by reference herein.

On July 25, 2014, we agreed to issue 264,850,740 shares and 8,191,260 shares of our common stock to Zhou Jian and Zhou Deng Rong, respectively, the sole shareholders of Sanhe, in consideration for the execution of the VIE Agreements with Sanhe.

See “Certain Relationships and Related Transactions” for further information on our contractual arrangements with these parties.

Because of the common control between us, LuckSky Shen Zhen and Sanhe, for accounting purposes, the execution of the VIE agreements has been treated as a combination between entities under common control with no adjustment to the historical basis of their assets and liabilities.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries and controlled affiliate. The chart below presents our corporate structure:

Industry Background

According to the National Energy Administration, consumption of electricity in China has grown from 5.32 trillion kWh in 2013 to 6.31 trillion kWh in 2016, with consumption in 2017 representing a 6.6percent increase over 2016. The electricity generated by grid-connected solar during the period from January to November in 2017 was 106.9 billion kWh with an increase of 72% from 2016.

Electricity in China is distributed by the State Grid, which is required to purchase electricity. The percent of the utilization of the renewable energy in 2014 is shown below:

Total Generation Capacity of Renewable Energy in the P.R.C.

*The data is from the NEA’s report of total consumption of electricity in 2016 (published in 2017)

We are a pioneer in the field of Compressed Air Energy Storage in China. The only other effort in China of which we are aware is a pilot project established by the Chinese Academy of Science (the “CAS”) of compressed air storage energy generation in Wuhu city in November 2014.

We are producing electricity generation systems that combine our compressed air storage technology with PV panels to achieve a continuous supply of power, especially under weather conditions that are unfavorable to the generation of electricity from PV panels alone. We chose to initially utilize PV panels to produce the raw power because China has abundant solar energy resources. Many parts of China have long durations of sunshine; and China has vast vacant spaces that are available for the installation of solar energy systems.

The installation of PV systems is developing quickly in China as is the installed PV capacity. China had only one GW of PV installations in 2010.In 2017, the cumulative installed PV capacity reached 130.25 Gigawatts (“GW”) compared to 77.42 GW in 2016. According to the 13th Five Year Plan (published in 2015), the government hopes to add 65 Gigawatts (“GW”) of PV during the 2016 – 2020 period.

The Chinese solar market has grown rapidly, driven by a favorable policy environment intended to meet a greater portion of the country’s growing energy needs from cleaner sources, while also driving demand for domestic solar panel manufacturers. In July 2013, the State Council of China published the Opinion on Promoting the Healthy Development of PV Industry (the “Opinion”) which initiated establishment of the PV systems in the national level. In addition to setting targets for the increase in installed PV systems, grid-connection, power acquisition, subsidy, and land policies were further detailed in the Opinion. The Opinion standardized the tax benefit and feed-in tariff for the PV industry on a national level and it also set the target of promoting distributed PV (DPV) system. The feed in tariffs for large-scale ground mounted power plants are between 0.9 yuan ($0.14) and 1 yuan ($0.16) per kilowatt-hour (kWh) of energy generated, based on the radiation levels at the location of the plant. Distribution projects get a payment of between 0.62 yuan ($0.10) to 0.78 yuan ($ 0.12) per kWh. These subsidies will be valid for the next 20 years and will benefit project developers such as ourselves, since the subsidies protect the rate of return on PV projects. In October 2013, China adopted a tax benefit policy which allows a refund of 50% value-added tax for selling the solar photovoltaic power products. China also provides other incentives, including free grid connectivity for small and medium-scale distributed PV solar power producers.

The promotion of the DPV module is encouraging the manufacture and installation of PV in China. The government started to promote the distributed PV (the “DPV”) model in the proposal of the Opinion in 2012. The DPV systems are smaller PV system installed on the rooftop of building. This system generally can provide the sufficient energy for the building where it is located. On the national level, the national government allows the DPV system to be connected to the State Grid. In this case, the DPV owner can either use the electricity or sell the electricity to the State Grid with feed-in tariff (around 1 CN per kWh).

The solar panel industry in China is highly competitive, with around 20 to 30 companies providing installation service and 50 manufacturers. In 2017, nine of the 10 largest PV panel manufacture were located in China. an However, we believe that we are the only company that offers an electrical generation system that combines compressed air energy storage power generation technology.

Since 2016, China’s air-source heat pump industry has grown significantly. According to the “2016 China’s Air-Source Heat Pump Industry Development Report", the market sales of air-source heat pump products in 2016 exceeded 10 billion RMB, and the annual growth rate of the industry is 46.4% . The air-source heat pump heating equipment particularly is experiencing growth from the "coal to electricity" project initiated by the Chinese government in northern rural provinces. The air source heat pump water heater, had market sales of 6.24 billion RMB, and 1.281million units, which accounts for an 11.9% of market share by sales volume, but only 2.3% by number of units sold.

Our Competitive Advantages

We believe that we possess the following competitive advantages that allow us to maintain our strong market position with respect to our air compression technology:

Environmental Protection: We believe that if alternative energy sources cannot be fully utilized, including instances when the electricity they produce cannot be economically stored or the source is unstable, then some productive capacity will be wasted. We utilize compressed air energy storage equipment in conjunction with the power generation system of alternative energy sources to produce electricity, which is a novel approach and provides customers with an advanced power generation capability with no carbon or toxic emissions. When power generated by the alternate energy sources, such as solar energy or wind energy, becomes unstable or fluctuates, the compressed air power generation system can start functioning and ensure a stable power supply and better utilize the productive capacity of the alternate energy source. Our compressed air energy storage power generation technology provides a new and unique method for alternative energy source power generation.

Flexibility: Our compressed air technology can be used with any other power sources. We can use solar energy, wind energy, geothermal energy, tidal energy, water energy and all the available natural energy as a raw power in conjunction with our compressed air energy storage technology. The collected mechanical energy from the raw power source is converted into compressed air and is then converted and released into direct current power. Through our ultra-wide voltage and high-performance power inverter, we produce an output of stable power in compliance with the Chinese national interconnection standards.

Enhancement of Use of PV Panels and other Energy Sources: The use of the compressed air energy storage technology helps overcome structural limitations of the use of PV panels and providing power to the State Grid. The use of PV panels is limited by the capacity of the State Grid, which limits the amount of energy that can be purchased from the PV industry and other sources of alternate energy that lack the capacity to efficiently store electricity but produce more power that can be used when generated. The expansion of the capacity of the PV industry could be constrained by the inability of the power grid to purchase the additional energy and the compressed air energy storage technology allows the energy to be stored until the electricity can be sold to the State Grid when PV panels are not producing electricity, such as when there is insufficient sunshine.

Patent Protection: Zhou Deng Rong, our founder and former Chief Executive Officer, and Zhou Jian, our Chairman of the Board, and LuckSky Group are the holders of 48 patents and 13 patent applications in China with respect to various aspects of the compressed air energy storage power generation technology, including improvements to the solar power generation system, the installation of solar energy systems, the inverters, and generators. Sanhe obtained a Chinese patent in August 2014 for utility module regarding photovoltaic power generation system. In addition, the patents, patent applications and related know-how and trade secrets are subject to an exclusive license for worldwide use to Luck Sky Shen Zhen, our indirect wholly-owned subsidiary.

Government Incentives: The development of alternative sources of energy to reduce the amount of pollution in China caused by burning fossil fuels, particularly the use of coal to generate electric power, is a priority of the Chinese government. The Chinese government offers tax and rebate incentives for the construction of PV production facilities and has become stricter regarding the construction of power plants that rely on coal.

Technical Advantage Compared to Conventional Battery Technologies: The use of conventional batteries to store excess electricity produced by solar power or other alternative energy sources is less attractive than the compressed air energy storage power generation technology. The most important disadvantages to standard batteries are that industrial batteries lose their capacity to store electricity over time, and also present environmental risks with respect to their production and disposal. Tank storage technology is estimated to have a 30 year lifespan and the steel can be recycled.

Technical Advantage Compare to Conventional Solar Panels and Inverter/Converters: Our patented technologies increase the efficiency of PV panels to generate DC current by enhancing their ability to operate at levels of lower sunlight and also increase the efficiency of the inverter/converter that converts the DC current to AC current by operating at a wider range of DC current than conventional inverter/converters. One licensed patent applies to the array of the PV panels.

Technical Advantage Compare to Conventional Grid-connected Photovoltaic Power Generation: We adopted smart micro-grid technology which increases the efficiency of the power generation of the PV systems and significantly reduced the project costs of power plants. The micro-grid technology also helps us to improve the flexibility of PV systems, realize real zero emission of our power plant, improve reliability and help to restore power more quickly when the macro-grid is down.

Reduced Electrical Costs: Customers who generate electricity using alternate energy systems that is intermittent or subject to periods of low production need to be linked to the State Grid to meet their power requirements. Our compressed air energy storage power generation system allows consumers to limit or eliminate their reliance on the State Grid; by producing power during periods of peak pricing by the State Grid and storing the surplus energy produced by their alternate energy systems when prices charged by the State Grid are less expensive.

Scalability: The compressed air energy storage power generation system in conjunction with a PV panel installation is easily expanded thru the addition of additional solar panels, more storage tanks and/or bigger generators and engines.

Strong Design Ability: The extensive experience and specialty in prior large projects by our design and engineering team helps the Company design our heat pump products with more efficiency and stability.

Our Growth Strategy

Chinese demand for electricity is expected to increase by nearly 300 % between 2010 and 2040 according to the U.S. Energy Information Administration (http://www.eia.gov/countries/country-data.cfm?fips=CH). We believe demand for electricity and solar energy production will continue to grow domestically and globally, thus affording us opportunity to grow and expand our business operations.

We intend to pursue the following strategies:

1)	Sell systems to construct large-scale power plants that sell power to the State Grid or service zones that are off the grid and benefit from government subsidy policies.

2)

Sell power system to industrial consumers with large electricity demand, in excess of one megawatt, to establish their own power generation facilities to benefit from government subsidy polices to reduce operating costs by either being off the State Grid, reducing their purchased from the grid during peak periods or being able to store energy when the grid is not purchasing power.

3)	Sell systems to industrial and mining companies operating in remote locations which lack connections to the State Grid to create self- sufficient systems.

4)	Complete development of prototypes and commercialize smaller air compression power generation systems designed for standalone homes and smaller factories and commercial structures.

5)	Produce, sell and install PV products without air compression technology.

6)	Produce and sell PV panels

7)	Produce and sell air transfer heat pumps

Products

Air Compression Power Generation System

Our air compression power generation systems are combined with a PV installation that is custom designed for industrial users such as factories and power plants. We also offer PV systems without the air compression generation technology based on certain technological innovations that we believe increase the efficiency of our PV systems compared to those of competitors.

The air compression power generation systems can be used with multiple forms of natural energy production, including solar, wind, biomass, geothermal and tidal and the selection of the appropriate natural source depends on their relative availability at the customer’s location. Although use of any of these natural energy sources is feasible, we have initially focused on linking our air compression technology to PV installations. The installation of the solar power systems generally requires the lowest investment and shortest building time, in part because the area for building the facility is flexible as solar installations can be used anywhere outdoors and take advantage of a customer’s room. Wind power is not stable as the turbines may be inoperable at low or high winds. Nuclear and hydropower facilities are only feasible for producing power for the State Grid and are not feasible for individual factories and homes

1. Basic PV Installation. Conventional PV power generation technology is designed based upon the assumption that the minimum sun exposure would be 200W and the range of maximum power point tracking (the “MPPT”) is from DC480v to DC580v. When sun exposure is reduced and voltage drops below the DC480v, the problem with the conventional system is that it stops working; and the residual power in the photovoltaic panels that are generated under the lower light exposure cannot be utilized. The Company’s new intelligent photovoltaic technology improves power generation and shortens investment recovery time. The PV system uses a variable PV array technology and wide voltage intelligent inverter device developed by the Company. Customers can produce an additional 15% - 30% electricity each year as the system can operate in lower light environments than conventional PV technology.

We sell the PV installation that includes the solar panels installation and solar energy generation converter equipment with proprietary technology without the air compression for customers who do not need to store energy. The conversion advantage provides a higher capacity that allows the solar array to be used more effectively.

2. Compressed Air Energy Storage Technology. The power consumption rate of PV systems interconnected into the State Grid varies greatly and the active energy cannot be fully consumed, which causes significant energy waste. Generally, systems interconnected to the State Grid consume only 70% of the produced power and enterprises not connected to the State Grid consume only 60% - 70% of the produced power, and the residual power is wasted. Utilizing our compressed air energy storage system with photovoltaic power generation system improves the efficiency of power generation and reduces the waste of residual power.

Our air compression energy storage generation technology is also designed for customers whose alternative energy source provides intermittent or unstable power. The systems are sold in conjunction with a PV installation. A portion of the electricity produced by the PV panels is used to compress air into the cylinders, which effectively store the energy until it is released. The system includes compression equipment, storage tanks and a modified engine that is linked to a generator. The surplus power generated by the air compression technology may either be used by the customer it its operations or sold to the State Grid.

The following chart illustrates an air compression power generation system that is linked with a PV installation, although the compression system can be linked to other alternative energy sources, such as wind farms, biomass, tidal or geothermal.

Solar Panels
Air Compressor
Compressor creates stored air for use in engines
Air Storage Tank
Electricity is used to run compressor to store compressed air
Energy from solar panels Goes to inverter/Converter
Electricity is used to power factory operations
Inverter and converter
Factory
Energy from generator goes to inverter/Converter
Energy from solar panels Goes to inverter/Converter
Excess electricity is sold to National Grid
Engine turns generator to create electricity
Compressed Air Engine
Power generator
National grid

Air Source Heat Pump System

In 2017 we developed an Air Source Heat Pump System(the “ASHP”, a system which transfers heat from outside to inside a building, or vice versa. Under the principles of vapor compression refrigeration, an ASHP uses a refrigerant system involving a compressor and a condenser to absorb heat at one place and release it at another. The ASHP efficiently converts electrical energy into heat energy and can be used as a space heater or cooler. Our ASHP meets the national standard and technical requirements, and has obtained a series of certifications from the China Quality Certification Center and the Beijing East Allreach Certification Center Co. Ltd.

Sales of the ASHP commenced in September 2017 after receipt of the latest certification. We are selling the ASHP through third-party distributors and through employees for direct sales. We use a third party to manufacture the products.

As the Chinese central government is emphasizing sustainable development, and enhancing environmental remediation, local governments are also seeking to replace the traditional coal-fired heating with clean energy heating. We believe that a large potential market exists for the Air Source Heat Pump System.

PV Panels

We manufacture three models of PV panels in standard sizes at our factory in Xianning.

Electricity Generation Process

1.	Energy collection – photovoltaic power generation.

Photovoltaic power generation is greatly affected by the amount of sunlight the PV system receives. The changes in the intensity of sunlight affect the power generation, which causes direct current to fluctuate. Therefore, actions to offset the fluctuation are essential. When fluctuation or disruption in photovoltaic power occurs, or during the night or when power in the storage system is exhausted, the power supply must be converted to a voltage transformer. However, based upon the current power supply equipment in power plants, energy cannot be instantly converted on a per megawatt basis. Therefore, frequent conversions are needed, which might obstruct system security and power production. Our design of the AC/DC non-contact converter rectifier can resolve this issue at a low cost. If DC power is below DC430v, DC offset is automatically incorporated into the electricity network and the transformer photovoltaic power will be shared with the power supply. The inverter won’t lose electricity and the entire system will not fluctuate or have the power shut off.

The system offers double power selection by utilizing a backup switch to ensure that the power supply does not stop. Should the generation of the solar power become unstable or intermittent, the system switches to operate using the air compression generation technology or, if available, to rely on the State Grid.

2.	Compression Storage System

A. Compressor – fills storage tanks with air.

B. Plasma Heater – heats air being stored into tanks to a temperature of 300 to 400 degrees Fahrenheit to increase the amount of stored energy.

C. Storage Tanks – stores compressed air. Our storage tanks are built with carbon steel to withstand higher pressures. Each one megawatt of generated electricity requires 2 tanks, each with an average capacity of 30 m3 of compressed air. The standard tank is 50 meters long and 1.5 meters in diameter. The energy capacity per tank is dependent on the temperature and pressure of the air and the capacity of the e cylinder. The quality of the storage tanks is based on ISO standards.

D. Air Engine – we utilize our patented technology to modify diesel engines purchased from outside vendors to enable the engine to operate on compressed air. A pressure regulator within the air engine turns the generator. Unlike a conventional combustion engine that explodes fossil fuel to create energy, the compressed air engine utilizes the heat and compression of the air to release energy.

E. Generator – Our proprietary generator utilizes patented and other proprietary technology was developed in 2012 for our air compression storage generation system. The device affords stability by maintaining a consistent supply despite changes in the air pressure that may cause inefficiency in the engine (for example, a piston misfiring). Our tests indicated that the generator is more efficient that the industry standard in maintaining a stable flow of voltage.

The air compression technology is used to produce electricity primarily at night or at other times when the electricity produced by the PV panels is intermittent or unstable. At such times, the compressed air is sent first from the storage tanks to the thermal heater, then to the engine. The engine then spins a flywheel attached to the generator.

We have achieved significant improvement through research and testing on the air compression power generation system. We developed enhanced air compression (liquid power) generation system based on the original models. The primary mechanism is to utilize the compressed air as a power source and the green biodegradable medium of oil as a power transmitter to support the engine running and generating power. The tested output comprehensive conversion efficiency reached 46%-65%. The research improved the conversion efficiency of our air power generation system, laying the foundation for mass industrialization and commercial marketization.

In order to obtain government approval of the commercialization of our air compression energy storage products, we have submitted three enterprise standards, namely, air compression (liquid power) power generation system, air compression (liquid power) power generation unit and air compression radial engine. We are establishing an enterprise standard because these products have no ISO or other qualifying standard for the industry. The certification is therefore based on our design specifications.

We hope that future air power compressed products in this field will follow and adhere to our standards, which we anticipate will become the industrial standards and national standards. We expect that if we become the industry and national standards, our market competitiveness will be enhanced. The declaration we submitted for these three standards is being reviewed by the Provincial Industrial and Information Department of the Sanhe Technical Service Bureau.

Projects

As of April 24, 2018, we had a cumulative total of 17 project contracts. Fifteen are completed, one was under constructions, and one is expected to start within several months. In addition, we have had eight projects cancelled because of our concern that the customers may fail to meet their payment obligations. Three projects in Shandong province commenced operations in 2015, one project in Fujian province commenced operation in February 2016, the two projects in Hubei and Zhejiang commenced operations in March 2016 and one in Hubei commenced in April 2016. The project in Heilongjiang commenced operations in February 2017. Three projects in Hubei commenced operations in March and April 2017. The project in Dezhou and a project in Hubei (representing the second phase of the new power plant) commenced operations in July 2017. Two systems in Shandong and Hubei provinces include compressed air energy storage power generation systems in conjunction with a PV panel installation. The remaining projects only involve PV systems. The contracts typically provide for payments in installments, with approximately 35% paid upon the commencement of construction, and the balance in two equal installments approximately 6 and 18 months later.

In Shandong Province, we designed and installed a new power supply system with a capacity of 8.5 megawatts (the “Haide Group Project”) that includes our air compression technology. Pursuant to an agreement executed by Sanhe with Binzhou Xintuo Natural Energy Electrical Engineering Limited (“Binzhou Xintuo”) on April 18, 2014, Sanhe transferred the Haide Group Project in turn-key condition to Binzhou Xintuo after the completion of the installation and construction. The project included the installation of 15 tanks and eight engines. The project began to produce electricity from the PV panels in June 2014 and was completed in June 2015. The project was connected to the State Grid on September 1, 2016. The customer anticipates utilizing the power produced by the compressed air technology when production from the solar panels is insufficient and when electricity from the State Grid is either too expensive during peak hours or not available. The customer may also generate revenue by selling power to the State Grid. The sale price for the project was $20,290,835 (RMB 126,000,000), which was paid as of July 31, 2016.

In Hubei province, we completed construction of a facility with 10 megawatts of production capacity at the new power plant using air compression technology and PV panels (the “Hubei Xianning Project”). The initial six megawatts project was connected to the State Grid on December 3, 2015 and completed in March 2016 after a three months runtime check. We completed the second phases of construction of four megawatts and delivered a total of 15 storage tanks and PV panels and generators as of April 24, 2018 for the production of a total of 10 megawatts. Under Sanhe’s contract with Xianning Auspicious Day Air Energy Power Company Limited dated April 25, 2014, Sanhe was responsible for designing, installing and constructing the project. The sale price for the six megawatt project was $10,628,553 (RMB66,000,000), which has been fully paid, and the sale price for the four megawatt project was $4,520,046 (RMB 30,000,000), of which we have recognized revenue of $3,761,888 (RMB 25,641,026) as of August 31, 2017. For the Hubei Xianning Project, Zhejiang Bowei Industrial and Trading Co., Ltd., provided the PV panels and engaged a third-party contractor to provide the installation. The facility’s capacity can be expanded, should the parties agree, to 18 megawatts, which will require an additional 15 storage tanks.

The following chart summarizes our projects:

Projects completed:

No.	Project Location	Capacity	Contract Amount (including VAT tax)	Time of Completion	Revenue Recognized	Cost Recognized
1	Binzhou, Shandong	8.5 MW	$20,290,835 (RMB 126,000,000)	June 2015	$17,402,419 (RMB 107,692,308)	$14,954,205 (RMB 92,541,899)
2	Xianning, Hubei (Phase I)	6 MW	$10,628,553 (RMB 66,000,000)	March 2016	$8,705,527 (RMB 56,410,256)	$7,752,526 (RMB 50,234,981)
3	Weihai, Shandong	1 MW	$1,288,307 (RMB 8,000,000)	February 2015	$1,104,915 (RMB 6,837,607)	$914,236 (RMB 5,657,615)
4	Dezhou, Shandong	2 MW	$2,641,029 (RMB 16,400,000)	July 2015	$2,265,077 (RMB 14,017,094)	$1,863,028 (RMB 11,529,076)
5	Zhuji, Zhejiang	0.15 MW	$206,129 (RMB 1,280,000)	March 2016	$168,834 (RMB 1,094,017)	$126,494 (RMB 819,658)
6	Fuzhou, Fujian	10 KW	$14,493 (RMB 90,000)	February 2016	$11,871 (RMB 76,923)	$10,903 (RMB 70,649)
7	Sanhe, Hebei	12 KW	$11,273 (RMB 70,000)	April 2016	$9,233 (RMB 59,829)	$7,256 (RMB 47,019)
8	Jiamusi, Heilongjiang	1 MW	$1,280,680 (RMB 8,500,000)	February 2017	$234,489 (RMB 1,598,291)	$206,902 (RMB 1,410,256)

9	Xianning, Hubei	3 MW	$3,390,035 (RMB 22,500,000)	April 2017	$2,821,396 (RMB 19,230,769)	$2,365,504 (RMB 16,123,384)
10	Xianning, Hubei	90 KW	$104,700 (RMB 720,000)	March 2017	$90,285 (RMB 615,385)	$80,594 (RMB 549,335)
11	Xianning, Hubei	165 KW	$145,138 (RMB 1,000,000)	March 2017	$125,395 (RMB 854,701)	$97,157 (RMB 662,225)
12	Xianning, Hubei (Phase II of Project No. 2)	4 MW	$4,520,046 (RMB 30,000,000)	July 2017	$3,761,862 (RMB 25,641,026)	$3,356,260 (RMB 22,876,421)
13	Sanhe Kelitai	75KW	$83,044 (RMB 562,500)	January 2018	RMB480,769.23	RMB416,666.7
14	Sanhe Kelitai	93KW	$100,229 (RMB 678,900)	January 2018	RMB580,256.41	RMB500,769.23

Project completed and revenue recognition deferred1:

No.	Project Location	Capacity	Contract Amount (including VAT tax)
1	Dezhou Dongdi	1.89 MW	$2,301,496 (RMB 15,687,000)

1The projects was completed in July 2017. When goods or services have been delivered to the customer but all conditions for revenue recognition have not been met, the sale is not recorded.

Project under construction:

No.	Project Location	Capacity	Contract Amount (including VAT tax)	Estimate Time of Completion
1	Sanhe Kelitai	365 KW	$398,760 (RMB 2,701,000)	To Be Determined

Project not yet started:

No.	Project Location	Capacity	Contract Amount (including VAT tax)
1	Zhejiang	1 MW	$1,084,811 (RMB 7,200,000)

Marketing

We market our products through third-party distributors in 24 provinces and through employees for direct sales. The distributors exclusively sell our products and receive commissions based on the value of the contracts but no salary. We utilize three classes of distributors based on the size of their territory – provincial, city and town. The distributors target both factories and power plants, but also local governments which may encourage local industry to utilize alternate energy sources. Our marketing focus is on:

1)	Large scale power plants that sell power to the State Grid or service zones that are off the grid and benefit from government subsidy policies.

2)

Industrial concerns with large electricity demand, in excess of one megawatt, to establish their own power generation facilities to benefit from government subsidy policy to reduce operating costs by either being off the State Grid, reducing their purchased from the grid during peak periods or being able to store energy when the grid is not purchasing power.

3)	Industrial and mining companies operating in remote locations which lack connections to the State Grid to create self- sufficient systems.

4)	We intend to commence marketing a smaller air energy compression generation and PV system to smaller commercial structures and stand- alone homes using the same distribution network.

Manufacturing

We produce and assemble our PV installations and air energy compression generation systems at our factory in Xianning. We produce many components, including the brackets and supports for the PV panels, an ultra-wideband voltage power inverter and converter, parts to modify the engines to operate using air compression, low-speed aerodynamic generators, and isothermal air compressor and thermal heaters. Other parts, such as solar panels, power cords, engines, carbon fiber tanks and generators and compressors are purchased from third parties and used to assemble our systems.

Our factory in Xianning has a production workshop of 7500 square meters for our core-technology air compression equipment that can supply solar energy systems. We produce the engine generators, related components, and the PV panels. The factory has a total capacity of up to 7 megawatts each month, based on one –eight hour shift working six days per week. Capacity can readily be expanded by adding additional shifts or building up to three more production lines at our facility.

In May 2016, we established a wholly-owned subsidiary, Xianning Sanhe Power Equipment Manufacturing Co., in Xianning in Hubei Province, to manufacture PV panels and related products. We completed the advanced production line with an annual capacity of 200 megawatts of PV panels in September 2017. We engage one factory to assemble a series of our heat pump products under our name. All of our heat pump products have been certified by China Quality Certification Center.

Suppliers

We are not dependent on any single supplier for any important product. We purchase our solar panels from six suppliers, engines from one supplier, and carbon fiber storage tanks from two suppliers. We have a good relationship with each supplier. We believe that many suitable alternate producers of these products are available should we need an alternate supplier. We also purchase electrical components to the inverter/converters, generators, compressors and control panels that we manufacture and believe that alternate suppliers of such components are also readily available.

We purchase our heat pumps from a single manufacturer but believe that an alternative supplier could be used should the need arise.

Patents and Technology

Zhou Deng Rong and Zhou Jiang are the inventors for all of our technologies. On July 25, 2014, Luck Sky Shen Zhen, our Chinese subsidiary, obtained an exclusive, worldwide, royalty free license from Zhou Deng Rong and Zhou Jian (his son) and a second exclusive, worldwide royalty free license from LuckSky Group to 48 Chinese patents and 13 patent applications and trade secrets, including the technology underlying the patent applications for power stations, commercial buildings and residences in China, but not for other uses, including wind towers, vehicles and trains (the “Technology”). The Technology represents all of licensors’ patents with respect to PV power generation installations, the air energy storage power generation technology and trade secrets. Effective as of July 31, 2015, Beijing XiangTian Huachuang Aerodynamic Force Technology Research Institute Company (“XiangTian Huachuang”), granted Luck Sky Shen Zhen an exclusive worldwide license to four foreign patents that it had recently obtained. XiangTian Huachuang obtained three patents in Japan and one patent in Australia in March 2015. XiangTian Huachuang is owned 30% by Zhou Jian and 70% by Zhou Deng Rong.

LuckSky Shen Zhen granted an exclusive sub-license to the use and exploitation of the Technology in China to Sanhe in July 2014, which sub-license provides for a licensing fee of five percent of Sanhe’s revenues. In addition, Sanhe obtained a patent in August 2014 for utility module regarding photovoltaic power generation system.

Research and Development

Our Technology was originally developed principally by Zhou Deng Rong. Sanhe obtained the legal right to use and develop the Technology through the Agreement on Know-How Sub-Licensing executed on July 25, 2014 with Luck Sky Shen Zhen, and Luck Sky Shen Zhen was granted a license to use and sublease the Technology through licensing agreements with Zhou Deng Rong, Zhou Jian, and LuckSky Group, owners of the Technology.

As of April 24, 2018, and July 31, 2017, the research and development department had 2 and 5 employees, respectively. The Company is focusing on the development of its project installation team and sales promotion team and it is relying on LuckSky Group, a licensor, for its research and development.

Warranty

We provide a five-year limited warranty on all models of compressed air energy generators produced by us, and on the parts, we manufacture, such as the inverter/converter and plasma heater. Components that we purchase from third party suppliers, such as the PV panels, storage tanks and the unmodified portions of the engines, are governed by the suppliers’ warranties.

Competition

We face fierce competition in most of our product lines

We compete against larger, better capitalized and better known competitors that have become, or are becoming, vertically integrated in the PV industry value chain, from module manufacturing to PV system sales and installation, such as Yingli Green Energy, one of the largest vertically integrated PV module suppliers in the world. China has about 20 to 30 companies providing PV installation service and 50 PV manufacturers. In 2017, nine of the 10 largest PV panel manufacturers were located in China The ability of the vertically integrated competitors to produce modules and sometimes also be polysilicon manufacturers gives them a cost advantage with respect to the price of PV modules, which we purchase, and which could erode our competitive advantage resulting from our PV installation and air compression technologies. Furthermore, we face competition from conventional energy and non-solar renewable energy providers.

With respect to large integrated PV system projects, we compete primarily in terms of price, design and construction experience, aesthetics and conversion efficiency. We face competition from other providers of renewable energy solutions, including developers of PV, solar thermal and concentrated solar power systems, and developers of other forms of renewable energy projects, including wind, hydropower, geothermal, biomass, and tidal. We also face competition from other EPC companies and joint venture type arrangements between EPC companies and solar companies. While the decline in PV modules prices over the last several years has increased demand in solar electricity worldwide, competition at the systems level can be intense, thereby exerting downward pressure on systems level profit margins industry-wide, to the extent competitors are willing and able to bid aggressively low prices for new projects and power purchase agreements, or PPAs, using low cost assumptions for modules, components, installation, maintenance and other costs. We face intense competition in the PV system markets and our PV and compressed air energy generation systems compete with different solar energy systems as well as other renewable energy sources in the alternative energy market.”

Stimulated by the policy promotion initiated by the Chinese government, as of the first half of 2017, there are over 230 companies who sell air source heat pump products in the current market, with the particular focus on the heater market. In 2016, Midea, Gree, A.O. Smith, and Haier were the top four brands who sold the most air-source heat pumps by using the advantages of being major household appliances brands in China, among which idea and Gree, had a market share of over 30%. We expect more companies may enter the market which will increase competition.

Although air power technologies are being researched and developed in some countries, such as China, Italy, Germany, the United States, and France air compression energy storage products in China have not been commercialized significantly however, there are a few companies, such as, Jontia Energy Investment Group who are developing the products.

The sale of our air compression products is also affected by the cost of producing electricity from PF panels operating alone and other sources. The purchase and installation of our air compression technology requires the customer to incur substantial up from costs and the relative inexpensive electricity produced from ample supplies of PV panels in China have inhibited demand for the air compression systems that supplement production of electricity by PV panels

Environmental Matters

We have installed various types of anti-pollution equipment in our facilities to reduce, treat, and where feasible, recycle the wastes generated in our manufacturing process. We contain and treat waste water generated in our production process. The other major environmental contaminant we generate is gaseous waste. We treat such gas in our special facilities to reduce the contaminant level to below the applicable environmental protection standard before discharging the gas into the atmosphere. Our operations are subject to regulation and periodic monitoring by local environmental protection authorities. The Chinese national and local environmental laws and regulations impose fees for the discharge of waste substances above prescribed levels, impose fines for serious violations and provide that the Chinese national and local governments may at their own discretion close or suspend the operation of any facility that fails to comply with orders requiring it to cease or remedy operations causing environmental damage.

In May 2014, as required by PRC law, we obtained the Environmental Assessment Report on Construction Projects for the manufacturing space that we lease from Dong Yi Glass Machine Company Limited, which is used as our second factory and offices. This report was issued by an independent qualified evaluation company with a conclusion that the operations conducted by Sanhe comply with relevant environmental laws in China, which will not cause detrimental environmental impacts. However, since our primary manufacturing and office space leased from LuckSky Group in Sanhe City has a zoning restriction that only permits agricultural use, we are still in the process of obtaining the approval for the manufacturing use.

No penalties have been imposed on us or our subsidiaries, and we believe we are currently in compliance with present environmental protection requirements in all material respects and have obtained or been in the process of obtaining all necessary environmental permits for our production facility. We are not aware of any pending or threatened environmental investigation proceeding or action by any governmental agency or third party.

Insurance

We do not maintain property and casualty insurance, product liability insurance or insurance covering injury to our employees.

PRC Governmental Regulations

This section sets forth a summary of the most significant regulations or requirements that affect our business activities in China. Other regulations and requirements, such as those relating to foreign currency exchange, dividend distribution, regulation of foreign exchange in certain onshore and offshore transactions, and regulations of overseas listings, may affect our shareholders’ right to receive dividends and other distributions from us.

Renewable Energy Law and Other Government Directives

In February 2005, China enacted its Renewable Energy Law, which became effective on January 1, 2006, or the 2006 Renewable Energy Law. The 2006 Renewable Energy Law sets forth the national policy to encourage and support the use of solar and other renewable energy and the use of on-grid generation. On December 26, 2009, the Standing Committee of the National People’s Congress adopted an amendment to the 2006 Renewable Energy Law, or the Amended Renewable Energy Law, which became effective on April 1, 2010. While the 2006 Renewable Energy Law has laid the legal foundation for developing renewable energy in China, the Amended Renewable Energy Law has introduced practical implementing measures to enhance such development.

The Amended Renewable Energy Law details the principles, main content and key issues of the renewable energy development and utilization plans, further elaborates the requirements for grid companies to purchase the full amount of electricity generated from renewable energy by setting out the responsibilities and obligations of the government, the power companies and the grid companies, respectively, and also clarifies that the state will set up a special fund, referred to as the renewable energy development fund, to compensate the difference between the tariff for electricity generated from renewable energy and that generated from conventional energy sources. The proceeds of the renewable energy development fund may also be used to support renewable energy scientific research, finance rural clean energy projects, build independent power systems in remote areas and islands, and build information networks to exploit renewable energy. It is anticipated that China will publish more detailed implementing rules for the Amended Renewable Energy Law and make corresponding changes to those existing implementing rules relating to renewable energy.

The current rebates available for our customers include a rebate of 0.42 RMB per kilowatt for 20 years for factories and 1 RMB per kilowatt for 20 years for power plants.

China’s Ministry of Construction issued a directive in June of 2005, which seeks to expand the use of solar energy in residential and commercial buildings and encourages the increased application of solar energy in townships. In addition, China’s State Council promulgated a directive in June of 2005, which sets forth specific measures to conserve energy resources and encourage exploration, development and use of solar energy in China’s western areas, which are not fully connected to electricity transmission grids, and other rural areas. In July 2007, the PRC State Electricity Regulatory Commission issued the Supervision Regulations on the Purchase of All Renewable Energy by Power Grid Enterprises which became effective on September 1, 2007. To promote the use of renewable energy for power generation, the regulations require that electricity grid enterprises must in a timely manner set up connections between the grids and renewable power generation systems and purchase all the electricity generated by renewable power generation systems. The regulations also provide that power dispatch institutions shall give priority to renewable power generation companies in respect of power dispatch services provision.

On August 31, 2007, the NDRC implemented the National Medium- and Long-Term Programs for Renewable Energy, or MLPRE, which highlights the government’s long-term commitment to the development of renewable energy.

On April 1, 2008, the PRC Energy Conservation Law came into effect. Among other objectives, this law encourages the utilization and installation of solar power facilities in buildings for energy-efficiency purposes.

On March 23, 2009, the MOF, issued the Provisional Measures for Administration of Government Subsidy Funds for Application of Solar Photovoltaic Technology in Building Construction, which outline a subsidy program dedicated to rooftop PV systems with a minimum capacity of 50 kilowatt-peak.

In July 2010, the Ministry of Housing and Urban-Rural Development issued the “City Illumination Administration Provisions” or the Illumination Provision. The Illumination Provisions encourage the installation and use of renewable energy system such as PV systems in the process of construction and re- construction of city illumination projects.

On July 24, 2011, the NDRC issued the Notice on Improving the On-grid Tariff Policy for Photovoltaic Generation. Under this Notice, it is required that a uniform national benchmark on-grid tariff for solar energy photovoltaic generation be formulated. Furthermore, for PV projects that had been approved before July 1, 2011 and would be completed by December 31, 2011, the feed-in tariff would be RMB1.15/kWh, including value-added tax, or VAT. Except for PV projects that are constructed in Tibet, for PV projects that are approved after July 1, 2011 and PV projects that had been approved before July 1, 2011 but would not be completed by December 31, 2011, the feed-in tariff including VAT would be RMB1/kWh.

On March 14, 2012, the MOF, the NDRC and the National Energy Administration, or the NEA, jointly issued interim measures for the management of additional subsidies for renewable-energy power prices, according to which relevant renewable-energy power generation enterprises are entitled to apply for subsidies for their renewable power generation projects that satisfy relevant requirements set forth in the measures.

On January 1, 2013, the State Council adopted a Circular on the Twelfth Five-Year Plan for the Energy Development, which sets out key development objectives for the industry during the 12th Five-Year Plan. In accordance with this plan, to optimize the structure of energy consumption, the proportion of non- fossil energy consumption shall be increased to 11.4 percent of total energy consumption by 2015.

In March 2013, NDRC issued the Notice on Improving the Pricing Scheme for Photovoltaic Power Generation. According to this notice, the NDRC proposed to reduce the feed-in tariff for utility scale PV projects from RMB 1/kWh to RMB 0.75/kWh, RMB 0.85/kWh and RMB 0.95/kWh, depending on the project’s location of construction. The feed-in tariff for PV projects constructed in specific regions would remain at RMB 1/kWh. In addition, the NDRC proposed a subsidy of RMB 0.35/kWh for distributed PV generation projects and the purchase price of electricity generated to be in line with the coal-electricity tariffs.

In March 2013, NDRC, the NEA and the MOF, jointly issued measures to standardize settlement of feed-in tariffs, which are believed to help address the delay in payment of solar subsidies and settlement of accounts payable experienced by solar project developers. In addition, pursuant to a July 2013 MOF notice, starting from August 2013, subsidies for distributed PV power generation stations (excluding distributed PV power generation projects) are required to be paid directly from the MOF to the State Grid Corporation of China and the China Southern Power Grid Co., Ltd., rather than through the MOF’s provincial counterparts. As a result of such measures, the collection period for feed-in-tariffs is expected to be significantly shortened.

The MOF has proposed to almost double the renewable energy surcharge for end-users of electricity from RMB0.008 per kWh to RMB0.015 per kWh, effective since September 25, 2013.

On August 26, 2013, the Department of Price of the NDRC released subsidy details for PV projects. Transmission-grid-connected projects will receive a feed-in-tariff of RMB0.90 to RMB1.00 per kWh, and distribution-grid-connected projects will receive a premium of RMB0.42 per kWh in addition to the desulphurized coal benchmark price. Distribution-grid-connected projects are expected to represent the majority of China’s new PV installation in the next few years. Unlike the rest of the world, capital expenditures for distribution-grid-connected projects are higher than transmission-grid-connected projects, since labor costs for scaffolding and work on rooftops are low in China and rooftop space is currently free. Meanwhile, the NDRC announced that the feed-in tariff will be valid, in principle, for 20 years.

On September 23, 2013, the MOF and the State Administration of Taxation jointly issued a notice that ordered a 50% refund of value-added tax on sales by PV manufacturers of their PV products. This VAT refund will be effective from October 1, 2013 through December 31, 2015.

On November 26, 2013, the MOF announced that the electricity generated by the distributed PV system for its own use is exempted from paying four governmental charges. On the same date, the NEA promulgated the “Interim Measures for the Administration of PV Power Generation.”, which clarify that the state department in charge of energy and its local counterparts are responsible for the supervision of PV projects.

On February 12, 2014, the NEA circulated the target of national solar installations for 2014 to be 14GW, 6GW of which would be targeted for utility scale, 8GW for distributed generation.

On the same day, the NEA released a list of 81 “New Energy Demonstration Cities” and eight “industrial demonstration parks” in 28 and 8 provinces respectively. These cities and zones are required to achieve their respective mandatory targets in terms of solar PV installations and the percentage of installed renewable energy power generation capacities by the end of 2015, or the end of the 12th Five-Year-Plan.

In February 2014, the Certification and Accreditation Administration and the NEA jointly issued the “Implementation Opinions on Strengthening the Testing and Certification of PV Products.” The implementation opinions provide that only certified PV products may be connected to the public grid or receive government subsidies. The institutions that certify PV products must be approved by the Certification and Accreditation Administration. According to the implementation opinions, PV products that are subject to certification include PV battery parts, inverters, control devices, confluence devices, energy storage devices and independent PV systems.

In 2016, the government enacted the “Helping the Poor” Project. The National Poverty Alleviation Office has set an objective for the provinces and cities to alleviate poverty in the next three years through government investment to construct household power stations for poor families and to subsidize electricity charges for poor families to alleviate poverty.

Environmental Regulations

We are subject to a variety of governmental regulations related to the storage, use and disposal of hazardous materials. The major environmental regulations applicable to us include the Environmental Protection Law of the PRC, the Law of the PRC on the Prevention and Control of Water Pollution and its implementation rules, the Law of the PRC on the Prevention and Control of Air Pollution and its implementation rules, the Law of PRC on the Prevention and Control of Solid Waste Pollution and the Law of the PRC on the Prevention and Control of Noise Pollution and the PRC Law on Appraising Environment Impacts.

In addition, under the Environmental Protection Law of the PRC, the Ministry of Environmental Protection sets national pollutant emission standards. However, provincial governments may set stricter local standards, which are required to be registered at the State Administration for Environmental Protection. Enterprises are required to comply with the stricter of the two standards.

The relevant laws and regulations generally impose discharge fees based on the level of emission of pollutants. These laws and regulations also impose fines for violations of laws, regulations or decrees and provide for possible closure by the central or local government of any enterprise which fails to comply with orders requiring it to rectify the activities causing environmental damage.

We have received the environmental certification from the government related to our manufacturing process.

Product Quality Certification

Our air energy storage power generation products require certification by the National Quality Supervision Department. As our air compression products are nonstandard, there is no ISO or other qualifying standard for the industry. The certification is therefore based on our design specifications. We have provided the government with our design specifications and begun discussions with the standard. We believe that there is no material risk that the government will not accept our product as the government is encouraging new technology in power generation.

Employees

We set out below the total number of our employees and the various functions which they serve as of April 24, 2018.

Functions

Sales, Purchasing and Marketing	8

Finance and Administration	24

Research and Development	2

Production and Quality Control	36

Engineering and Project	17

TOTAL	87

All of our employees are based in the PRC. Our PRC permanent employees are not unionized. We have not experienced any strikes, labor disputes or work stoppages by our employees and believe our relationship with our employees is good.

Seasonality

Our business is not seasonal, except to the extent that construction projects in northern China are more likely to be delayed by weather.

Website Access to our SEC Reports

You may obtain a copy of the following reports, free of charge through the SEC’s website at www.sec.gov as soon as reasonably practicable after electronically filing them with, or furnishing them to, the SEC: our previous Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The public may also read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The Public Reference Room may be contact at (800) SEC-0330. You may also access our other reports via that link to the SEC website.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

WE URGE YOU TO READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO BEGINNING ON PAGE F-1. THIS DISCUSSION MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO THE RISKS AND UNCERTAINTIES DISCUSSED UNDER THE HEADING “RISK FACTORS” HEREIN AND IN OUR OTHER FILINGS WITH THE SEC. SEE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.”

Results of Operations

The following discussion should be read in conjunction with the audited consolidated Financial Statements of the Company for the years ended July 31, 2017, 2016, and 2015, and related notes thereto.

The Year Ended July 31, 2017 Compared to the Year Ended July 31, 2016

Revenue

We recognized revenue of $9,521,371 and $10,839,955 for the years ended July 31, 2017 and 2016, a decrease of 12%. For the year ended July 31, 2017, sales of inventories totaled $2,177,783 compared to zero for the year ended July 31, 2016.

Cost of Sales

We have recognized $8,543,207 and $9,642,803 cost of revenue for the years ended July 31, 2017 and 2016. The cost of sales was in line with revenue.

Gross Profit

Gross profit was $978,164 and $1,197,152 for the years ended July 31, 2017 and 2016.

Operating Expenses

For the year ended July 31, 2017, we incurred total operating expenses in the amount of $5,393,633, which was mainly comprised of selling expenses of $33,436, professional fees of $820,990, salary expenses of $912,635, rental fees of $159,052, depreciation expenses of $259,232, accounts receivable allowance of $1,395,143, prepayment impairment loss of $1,404,555, warranty provision of $65,833 and general and administrative expenses of $342,757.

For the year ended July 31, 2016, we incurred total operating expenses in the amount of $1,723,863, which was mainly comprised of selling expenses of $24,184, professional fees of $657,045, salary expenses of $501,294, rental fees of $133,835, depreciation expenses of $64,952, accounts receivable impairment loss of $60,242 and general and administrative expenses of $282,311.

The substantial increase of $3,669,770, or 213% in 2017, was primarily due to an increase of $411,341 in salary expenses and $194,134 in depreciation expenses for a larger scale of operations in Sanhe and its subsidiary Xianning Xiangtian; an increase of $163,945 professional expense (including an increase in the audit fee by $110,000 and corporate consulting fee by $53,945), an increase of warranty provision of $65,833, accounts receivable allowance of $1,334,901, prepayment impairment loss of $1,404,555, and others of $95,061.

We have not incurred any expenses for research and development from inception through July 31, 2017.Company employees only conduct basic research and do not work on a specific plan or project to which expenses can be allocated.

The Year Ended July 31, 2016 Compared to the Year Ended July 31, 2015

Revenue

We recognized revenue of $10,839,955 and $20,772,028 for the years ended July 31, 2016 and 2015, a decline of 48%. The decrease in 2016 was because projects with bigger capacity were completed during the year ended July 31, 2015.

Cost of Sales

We have recognized $9,642,803 and $17,781,011 cost of revenue for the years ended July 31, 2016 and 2015. The cost of sales was in line with revenue.

Gross Profit

Gross profit was $1,197,152 and $2,991,017 for the years ended July 31, 2016 and 2015.

Operating Expenses

For the year ended July 31, 2016, we incurred total operating expenses in the amount of $1,723,863, which was mainly comprised of selling expenses of $24,184, professional fees of $657,045, and salary expenses of $501,294, rental fees of $133,835, accounts receivable impairment loss of $60,242 and general and administrative expenses of $347,263. For the year ended July 31, 2015, we incurred total operating expenses in the amount of $1,237,953, which was mainly comprised of selling expenses of $21,912, professional fees of $318,848, and salary expenses of $477,696, rental fees of $144,361 and general and administrative expenses of $275,136. The substantial increase of $485,910, or 39% in 2016 was primarily due to an increase of $338,197 in professional expense (including an increase in the audit fee by $20,000, corporate consulting fee by $181,751, legal fees by $103,291, and consultancy fees related to reporting obligations by $33,155, respectively) and an accrued accounts receivable impairment loss of $60,242.

We have not incurred any expenses for research and development from inception through July 31, 2017.Company employees only conduct basic research and do not work on a specific plan or project to which expenses can be allocated.

As a result of operating losses, there has been no provision for the payment of income taxes from the date of inception. The Company has a certain deferred tax asset that is available to offset against future taxable income.

The following discussion should be read in conjunction with the unaudited condensed consolidated Financial Statements of the Company for the three-month and six-month periods ended January 31, 2018 and 2017 and related notes thereto.

Three-month period ended January 31, 2018 compared to three-month period ended January 31, 2017

Revenue

We recognized $232,243 and $965,896 revenue for the three months ended January 31, 2018 and 2017, a decrease of 76%, due to a decrease in the sale of power systems.

Cost of Sales

We recognized $175,441 and $834,113 cost of sales for the three months ended January 31, 2018 and 2017. The costs were in line with the revenue.

Gross Profit

Gross profit was $56,802 for the three months ended January 31, 2018, compared to $131,783 for the three months ended January 31, 2017.

Operating Expenses

For the three months ended January 31, 2018, we have incurred total operating expenses in the amount of $725,489, which mainly comprised selling expenses of $48,353, professional expenses of $219,903, salary expenses of $274,851, rental fees of $55,460, and general and administrative expenses totaling $126,921. For the three months ended January 31, 2017, we have incurred total operating expenses in the amount of $479,365, which mainly comprised selling expenses of $5,164, professional expenses of $61,612, salary expenses of $208,070, rental fees of $31,511, and general and administrative expenses totaling $173,009. The increase in operating expenses by $246,123, or 51%, was primarily due to the increase amounts of professional fees and salary expenses recorded in general and administrative expenses.

Six-month period ended January 31, 2018 compared to six-month period ended January 31, 2017

Revenue

We recognized $587,437 and $1,052,656 in revenue for the six months ended January 31, 2018 and 2017. A couple of small projects were completed and $51,178 of panel subassembly was sold in this period. The decrease in revenue is due to a decrease in the sale of power systems.

Cost of Sales

We recognized $493,085 and $905,712 cost of sales for the six months ended January 31, 2018 and 2017. The decrease in cost of sales is due to decrease in sales.

Gross Profit

Gross profit was $94,352 for the six months ended January 31, 2018, compared to $146,944 for the six months ended January 31, 2017.

Operating Expenses

For the six months ended January 31, 2018, we incurred total operating expenses in the amount of $1,611,640, which mainly comprised selling expenses of $64,323, professional expenses of $727,049, salary expenses of $536,682, rental fees of $109,785, and general and administrative expenses totaling $173,801. For the six months ended January 31, 2017, we incurred total operating expenses in the amount of $1,186,217, which mainly comprised selling expenses of $18,190, professional expenses of $259,357, salary expenses of $415,958, rental fees of $66,154, and general and administrative expenses totaling $426,558. The increase in operating expenses by $425,423, or 35.9%, was primarily due to the increased amounts of professional expenses for a larger scale of operations.

Capital Commitments

The Company purchased property, plant and equipment which the payment was due within one year. As of July 31, 2017, and 2016, the Company has a capital commitment of $17,722,035 and $9,247,569, respectively.

The Company purchased property, plant and equipment which the payment was due within one year. As of July 31, 2016, and 2015, the Company has a capital commitment of $9,247,569 and $17,697,627, respectively.

Contractual Obligations and Commitments

The following table sets forth the Company’s principal obligations and commitments for the next five fiscal years as of July 31, 2017 aggregating $19,927,664, of which $2,853,068 is included in current liabilities in the Company’s consolidated balance sheet at July 31, 2017.

		Payments Due By Year
						After
	Total	2018	2019	2020	2021	2021
Capital commitments	—	—	—	—	—
Purchase obligations	$16,113,770	$16,113,770	$—	$—	$—	$—
Operating leases	912,640	205,563	122,970	122,970	122,970	338,167
Due to directors	500,247	500,247	—	—	—	—
Due to related parties	2,352,821	2,352,821	—	—	—	—
Consulting agreements	423,186	228,186	180,000	15,000	—	—
Total	$20,302,664	$19,400,587	$302,970	$137,970	$122,970	$338,167

Rental expense of the Company for the year ended July 31, 2017 and 2016 were $212,610 and $127,835, respectively.

Rental expense of the Company for the year ended July 31, 2016 and 2015 were $127,835 and $344,736, respectively.

Liquidity and Capital Resources

As of January 31, 2018, we had a cash balance of $570,973. During the six months ended January 31, 2018, net cash used in operating activities totaled $1,625,134. Net cash used in investing activities totaled $159,132. Net cash provided by financing activities during the period totaled $832,696. The resulting change in cash for the period was a decrease of $585,996, which was primarily due to net cash used in operations, offset by a cash inflow from related parties and notes payable.

As of January 31, 2018, we had current liabilities of $9,715,374, which was mainly comprised of accounts payable and accrued liabilities of $3,878,000, amount due to related parties of $2,865,851, amount due to directors of $511,272, advance from customers of $1,078,977, notes payable of $ 465,197, other payables of $349,612 and income tax payable of $566,465.

We are dependent on our projects for our projected revenue until we obtain additional customers and any material delay or reduction in the projected cash receipts will adversely affect our operations. While we expect to generate revenue on the completion of our projects to meet the liquidity and capital resources of our operations, delayed receipts or increased costs may cause going concern issues, particularly in light of our limited available cash.

We expect to finance operations including the funding of our purchase commitments primarily through non-interest bearing loans from the Company’s directors and progress billings on the ongoing projects. We estimate that our cash and cash equivalents and projected cash receipts from operations are sufficient to fund operations for the next six months. When additional funds become required, the additional funding may come from equity financing from the sale of our common stock, but there can be no assurance that such financing will be available on acceptable terms. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.

We have a cumulative total of 17 project contracts. Fifteen are completed, one is under construction, and one is expected to start within a few months. In addition, we have had eight projects cancelled because of our concern that the customers may fail to meet their payment obligations. The contracts typically provide for payments in installments. We are dependent on our projects for all our projected revenue until we obtain additional customers and any material delay or reduction in the projected cash receipts will adversely affect our operations. While we expect to generate revenue on the completion of our projects to meet the liquidity and capital resources of our operations, delayed receipts or increased costs may cause going concern issues, particularly in light of our limited available cash.

The Company has incurred losses since its inception resulting in an accumulated deficit of $6,901,619 as of January 31, 2018 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These risk factors include, but are not limited to:

•	our ability to raise additional funding;

•	the results of our proposed operations.

Going Concern Consideration

During the six month period ended January 31, 2018, the Company incurred a net loss of $1,524,525 and used cash in operating activities of $1,625,134, and at January 31, 2018, the Company had a working capital deficit of $3,761,747. During the year ended July 31, 2017, the Company incurred a net loss of $4,564,159. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on our July 31, 2017 financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty be necessary should we be unable to continue as a going concern.

The Company believes it will require additional funds to continue its operations through fiscal 2018 and to continue to develop its existing projects and expand into new projects. The Company plans to raise such funds by generating additional sales revenue, implementing cost reductions, and raising loans from major shareholders and directors, or a combination thereof, and the Company believes it is capable of raising such funds in the coming fiscal year. There are no assurances such funds will be available, and if available, at terms acceptable to the Company. The consolidated financial statements do not include any adjustments that may result from this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Use of estimates include allowance for doubtful accounts receivable, valuation of inventory, valuation of advances to suppliers, impairment analysis of long-term assets, valuation allowance on deferred income taxes, valuation of warranty reserves, and the accrual of potential liabilities.

Revenue Recognition

I. Sales of power generation system in conjunction of system installation are recognized under accounting for construction-type contracts, based on the nature of the contract using the:

Completed-Contract Method

The reason for selecting completed-contract method is (a) The Company’s contract is duration is less than one year and financial position and results of operations would not vary materially from those resulting from use of the percentage-of completion method. (b) Reasonably dependable estimate cannot be made due to nature of contracts.

Accordingly, revenue is recognized upon the completion of the construction, provided persuasive evidence of an arrangement exists, title and risk of loss has transferred, the fee is fixed and determinable, and collection is reasonably assured. We provide for any loss that we expect to incur on these contracts when that loss is probable.

Percentage-of Completion Method

For contracts with long duration and it is practical to make reasonable estimate, percentage-of completion method is used. Revenue is recognized based on the percentage of total income. The percentage is based on incurred costs to date bearing to estimate total cost after giving effect to estimates of cost to complete based on most recent information. We provide for any loss that we expect to incur on these contracts when that loss is probable.

II. Sales of inventory and others are recognized under ASC 605 when the following four revenue recognition criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

Warranty

The Company generally provides limited warranties for work performed under its contracts. The warranty periods typically extend for a limited duration following substantial completion of the Company's work on a project. At the time a sale is recognized, we record estimated future warranty costs. Such estimated costs for warranties are included in the individual project cost estimates for purposes of accounting for long-term contracts. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate.

Recent Accounting Pronouncements

See Footnote 1 of consolidated financial statements for a discussion of recently issued accounting standards.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock, $0.0001 par value per share, began trading on the OCT Market on June 28, 2012, where its prices are quoted under the symbol “XTNY.”

The following table sets forth the reported high and low sales prices of our common stock for the indicated periods, as regularly quoted on the OCT Market: The price range per share of common stock presented below represents the highest and lowest intra-day sales prices for the Company's common stock on the OTCQB. Since our common stock is traded infrequently, such over-the-counter market quotations may reflect inter-dealer prices, without markup, markdown or commissions and do not represent a liquid trading market.

	Year Ended		Year Ended		Year Ended		Year Ended		Year Ended			Year Ended
	July 31, 2013		July 31, 2014		July 31, 2015		July 31, 2016		July 31, 2017			July 31, 2017

	High	Low	High	Low	High	Low	High	Low	High	Low		High		Low
First Quarter	$2.05	$0.80	$1.01	$0.60	$4.06	$2.99	$4.12	$1.18	$5.36	$2.00		$4.15		$2.40
Second Quarter	$1.50	$0.52	$1.01	$1.01	$3.05	$2.99	$4.12	$1.00	$5.00	$2.21		$4.00		$2.50
Third Quarter	$0.60	$0.52	$3.05	$0.99	$3.05	$1.70	$4.03	$4.03	$3.18	$2.20	$		$
Fourth Quarter	$1.01	$0.60	$3.75	$2.10	$3.65	$1.70	$4.89	$2.88	$4.00	$2.71	$		$

Empire Stock Transfer Co., Inc. of Henderson, Nevada is our stock transfer agent. They can be contacted by telephone at (702) 818-5898 and by facsimile at (702) 974-1444.

Holders

As of April 24, 2018, 591,042,000 shares of common stock were issued and outstanding and there were 362 shareholders of record our common stock, including 262,092,740 shares beneficially owned by Zhou Jian, the Chairman of the Board, and 101,831,136 owned by Zhou Deng Hua, our Chief Executive Officer and Director. Except for the 100,000,000 shares of Zhou Jian being offered hereby, the shares owned by Zhou Jian and Zhou Deng Hua may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Recent Sales of Unregistered Securities- None

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

The payment of dividends is contingent on the ability of our PRC based operating subsidiary to obtain approval to send monies out of the PRC. The PRC's national currency, the Yuan or renminbi, is not a freely convertible currency. The PRC government imposes controls on the convertibility of renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends.

Securities authorized for issuance under equity compensation plans

In June 2017, the Company adopted a stock incentive plan, the Xiangtian (USA) Air Power Co. Ltd. 2017 Stock Incentive Plan, but has no pension plan, non-equity incentive plan or deferred compensation arrangement. We have not made any awards under the plan. We adopted the plan to attract and retain members of management, directors or key employees.

Stock Price Performance Graph

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing of Xiangtian (USA) Air Power Co., Ltd. under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This performance chart compares the cumulative total return on our common stock with that of the NASDAQ Composite Index and the NASDAQ Clean Edge U.S. Liquid Series Index, or NASDAQ CELS Index. The chart assumes $100 was invested on June 31, 2012 in the common stock of Xiangtian (USA) Air Power Co., Ltd., the NASDAQ Composite Index and the NASDAQ CELS Index, and assumes the reinvestment of any dividends. We have a very limited volume of trading in our Common Stock, and on many days, there has been no trading activity. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

		Indexed	Indexed	Indexed	Indexed	Indexed
	Base	Returns	Returns	Returns	Returns	Returns
	Period	Period	Period	Period	Period	Period
		ended	ended	ended	ended	ended
Company/Index	07/31/2012	7/31/2013	7/31/2014	7/31/2015	7/31/2016	7/31/2017
Xiangtian
(USA)
Air Power
Co.,
Ltd.	$100.00	$49.27	$182.92	$178.05	$238.54	$126.83
NASDAQ
Composite
Index	$100.00	$123.37	$148.66	$174.46	$175.61	$215.96
NADAQ
Clean
Edge
Green
Energy
Index	$100.00	$178.92	$217.48	$194.81	$175.83	$214.97

Penny Stock Regulations

Our common stock is considered to be a “penny stock” under the Securities Exchange Act of 1934. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market System, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

-	contains a description of the nature and level of risks in the market for penny stocks in both public offerings and secondary trading;

-

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

-	contains a toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

-	contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-	bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the marker for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules that require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the following selected consolidated financial data below in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements, the accompanying notes and other financial information included elsewhere in this registration statement. The selected consolidated financial data in this section are not intended to replace the consolidated financial statements and are qualified in their entirety by the consolidated financial statements and the accompanying notes included elsewhere in this elsewhere in this registration statement.

The consolidated statements of operations data for the years ended July 31, 2017, 2016, and 2015 and the consolidated balance sheets data as of July 31, 2017, 2016, and 2015 are derived from our audited consolidated financial statements included elsewhere in this registration statement. The amounts for the years ending July 31, 2014 and 2013, and as of July 31, 2013, have not been presented as the amounts are not practically determinable from the Company’s historical records. Our historical results are not necessarily indicative of the results that may be expected in any future period.

	Year Ended July 31,

	2017	2016	2015	2014	2013

Consolidated statement of operations data:
Revenue	$9,521,371	$10,839,955	$20,772,028	$-	$-
Cost of revenue	8,543,207	9,642,803	17,781,011	-	-
Gross profit	978,164	1,197,152	2,991,017	-	-
Operating expenses	5,393,633	1,723,863	1,237,953	-	-
Net loss	$(4,564,159)	$(608,184)	$657,460	$-	$-
Net (loss) income per share attributable to common stockholders:
Basic	$(0.01)	$(0.00)	$0.00	$-	$-

(1)

Under U.S. generally accepted accounting principles, we are required to present the impact of a hypothetical liquidation of our joint ventures on our consolidated statements of operations. For a more detailed discussion of this accounting treatment, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Components of Results of Operations—Net Income (Loss) Attributable to Stockholders.”

	As of July 31,
	2017	2016	2015	2014	2013

Consolidated balance sheet data:
Cash and cash equivalents	$1,156,969	$1,226,220	$502,029	$556,788	$-
Accounts receivable	1,142,631	2,848,904	4,720,093	-	-
Advances to suppliers	1,168,867	4,594,299	5,173,680	7,490,564	-
Inventory	550,413	2,080,853	1,463,856	1,142,726	-
Total current assets	6,948,090	12,078,613	13,553,476	11,111,425	-

Property, plant and equipment, net	4,330,333	4,520,735	7,679,323	6,779,256	-
Deposit for property, plant and equipment	2,080,436	178,617	90,826	1,590,581	-
Total assets	13,358,859	16,777,965	21,323,625	19,481,262	-
Total current liabilities	9,352,725	8,275,631	9,086,256	7,884,626	-
Capital lease obligations - non-current	-	-	2,687,887	2,718,106	-
Total stockholders' equity (deficit)	$4,006,134	$8,502,334	$9,549,482	$8,878,530	$-

RELATED PARTY TRANSACTIONS

Sales to related party

In August 2016, Sanhe began three construction projects for installation of PV panels with Sanhe Liguang Kelitai Equipment Ltd (“Sanhe Keilitai”). Sanhe Keilitai is majority (95%) owned by Zhou Jian, our Chairman of the Board. During the year ended July 31, 2017, revenue of $170,588 and costs of sales of $147,466 were recognized related to these projects. At July 31, 2017, costs in excess of billings of these contracts totaled $46,510.

Advances due to Directors

Advances due to Directors at July 31, 2017 and 2016 were $500,247 and $414,876, respectively. The Advances are unsecured, non-interest bearing and due on demand with no formal terms of repayment.

	July 31,	July 31,
Due to related parties:	2017	2016

Advances due to Zhou Deng Rong	$1,953,169	$1,190,370
Lease payable to Lucksky Group	399,652	280,304
Lease payable to Sanhe Dong Yi	-	246.060
	$2,352,821	$1,716,734

The advances due to Zhou Deng Rong, our former CEO, are unsecured, non-interest bearing, and due on demand.

Sanhe leases its principal office, factory and dormitory from LuckSky Group in Sanhe City, Hebei Province. LuckSky Group is owned by Zhou Deng Rong, our former CEO and Zhou Jian, our General Manager and Chairman of the Board. The space in the office, factory and dormitory being leased are 1296, 5160 and 1200 square meters, respectively. The office and factory space are leased for a rent of $102,295 (RMB 697,248) per year and the dormitory is leased for a rent of $19,014 (RMB 129,600) per year. The leases expire in April 30, 2024 and are subject to renewal with a prior two-month written notice. LuckSky Group is in the process of obtaining the land use approval and ownership certificate of the leased building. As of July 31, 2017, 2016 and 2015, the lease payables to LuckSky Group were $399,652, $280,304 and $166,443, respectively. The leases expire in April 30, 2024 and are subject to renewal with a prior two-month written notice. For the years ended July 31, 2017, 2016, and 2015, rent expenses for the lease with Lucksky were $121,309, $127,835, and $33,253, respectively.

Through August 1, 2015, Sanhe leased a second factory and office in Sanhe City from Sanhe Dong Yi Glass Machine Company Limited (Sanhe Dong Yi), which is owned by Zhou Deng Rong. On August 1, 2015, the lease was terminated, and at July 31, 2016, $246,060 of past rent was due Sanhe Dong Yi. During the year ended July 31, 2017, Sanhe Dong Yi agreed to forgive the liability. As the transaction was between the Company and Zhou Deng Rong, a related party, the Company accounted for the gain as a capital contribution. For the years ended July 31, 2016 and 2015, rent expense for the lease with Sanhe Dong Yi was $211,701 and $51,307.

SELLING SECURITY HOLDERS

The shares offered by this prospectus may be offered from time to time by the selling security holder listed in the following table. The selling security holder will determine the number of shares to be sold and the timing of the sales. The selling security holder may also pledge the shares as collateral for a loan to the selling security holder. Our registration of the shares does not necessarily mean that the selling security holder will sell all or any of the shares. Because the selling security holder may offer all, some or none of his shares, no definitive estimate as to the number of shares thereof that will be held by the selling security holder after such offering can be provided, and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will ultimately be sold. The selling stockholder is not a broker dealer or an affiliate of a broker dealer.

			Percentage		Percentage
			(%) of		(%) of
	Number of		Common		Common
	Shares	Beneficial	Stock	Beneficial	Stock
	Owned	Ownership	Owned	Ownership	Owned
	Prior to	Before the	Before	After the	After
Name	Offering (1)	Offering (1)	Offering (3)	Offering	Offering
Zhou Jian(4)	264,850,740	264,850,740	44.811	164,850,740-	27.892

(1) For purposes of these columns only, we have included all shares of common stock owned or beneficially owned by the selling security holder. The selling security holder owns no shares of common stock issuable upon exercise of any warrants, options or other rights owned or beneficially owned by such selling security holder. The selling security holder’s ownership in this column is based on 591,042,000 shares of our common stock outstanding as of April 24, 2018.

(2) The percentages set forth in this column are based on 591,042,000 shares of our common stock outstanding as of September 7, 2017. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

(3) Assumes that all securities registered will be sold.

(4) Mr. Zhou disclaims beneficial ownership of 15,191,260 shares directly and beneficially owned by Zhou Deng Rong, his father.

Relationships between the Company and Selling Security Holders and Affiliates

The Company hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement or otherwise incorporated by reference to the Company’s prior filings with the Securities and Exchange Commission.

DIRECTORS AND EXECUTIVE OFFICERS

The following are our officers and directors as of the date hereof. Some of our officers and directors are residents of the PRC and, therefore, it may be difficult for investors to effect service of process within the U.S. upon them or to enforce judgments against them obtained from the U.S. courts.

Directors and Executive Officers of Xiangtian:

Name	Age	Position
Zhou Deng Hua	52	Chief Executive Officer
Zhou Jian	40	Chairman of the Board General Manager and Director of the Company, Executive Director of Sanhe
Marco Ku Hon Wai	43	Director of the Company
Yizhao Zhang	48	Director of the Company
Jiehua Zhang	45	Director of the Company
Paul Kam Shing Chiu	72	Chief Financial Officer
Zhiqi Zhang	53	General Counsel
Xiping Zheng	54	Manager of Sanhe Manufacturing Department
Tianyu Ma	47	Engineer at Sanhe Technology Department
Lei Sha	34	Manager of Sanhe Sales Department
Chunyin Shi	45	Manager of Sanhe Accounting Department
Xudong Wang	35	Manager of Sanhe Procurement Department
Xiangdong Liu	48	Project Manager

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director, executive officer and key employee of our company, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Zhou Deng Hua has served as our Chief Executive Officer since April 30, 2016 and he has been a member of our Board of Directors since June 2, 2012. Mr. Zhou previously served as Chief Financial Officer (from April 30, 2016 to January 24, 2017), Vice General Manager, and Project Manager of the Company. Mr. Zhou had been a General Manager of Hong Kong Xiangtian International Investment Group Co., Ltd. from October 2005 to December 2007, and Chairman of the Board of Directors of Liaoning Xiangtian Vehicle Air Hybrid Co., Ltd., a company doing research on air power research, from April 2009 to June 2012. Mr. Zhou is qualified to be a member of our Board of Directors due to his extensive experience in the field of air power generation.

Zhou Jian has served as our Chairman of the Board since July 29, 2014, our General Manager since May 15, 2012 and a member of our Board of Directors since June 2, 2012 and the Executive Director of Sanhe since April 12, 2014. From2005 to 2009, Mr. Zhou has been the Chief Financial Officer of Hong Kong Xiangtian International Investment Group Co., Ltd. In addition, he has been the Chairman of the Board of Directors of Xiangtian Kelitai Air Power Machinery Ltd. (“Xiangtian Keltai”) from 2011 to 2012 and the Chairman of the Board of Directors of Beijing Xiangtian Hua-Chuang Air Power Science and Technology Institute Co., Ltd. (“Hua-Chuang”) since March 2012. Xiangtian Keltai is involved in air power research and development. Hua-Chuang is currently dormant. Mr. Zhou received a Bachelor’s degree in Accounting from Southwest Finance University (China). Mr. Zhou has extensive experience in finance and accounting, which we believe makes him well qualified to sit on our Board of Directors.

Marco Ku Hon Wai has served as a director of the Company since June 2017. Mr. Ku is the founder of Sensible Investment Company Limited, an investment consulting firm based in Hong Kong founded in 2013. Mr. Ku has served on the Board of Directors of Orient Paper, Inc. (NYSE MKT: ONP) since November 2014. He was previously Chief Financial Officer of Borneo Resource Investments Limited (OTC: BRNE) from October 2014 to July 2015 and China Marine Food Group Limited (OTC: CMFO) from July 2007 to October 2013, respectively. Prior to his position at China Marine Food Group Limited, Mr. Ku cofounded KISS Catering Group, a food and beverage business in Beijing from October 2005 to April 2007. Mr. Ku worked at KPMG LLP from 1996 to 2000, where his last held position was Assistant Manager. Mr. Ku received a bachelor’s degree in finance from the Hong Kong University of Science and Technology in 1996 and is currently a fellow member of the Hong Kong Institute of Certified Public Accountants.

Yizhao Zhang has served as a director of the Company since June 2017. He has been a director of China Carbon Graphite Inc. since 2009. He is also a director of Kaisa Group Holdings Ltd. (HK: 1638) and HH Biotechnology Holdings Company (OTC BB: HHBT). Mr. Zhang has over 18 years of experience in accounting and internal control, corporate finance, and portfolio management. Previously, Mr. Zhang was the CFO or director at various public companies listed in the US, Hong Kong and Tokyo. Mr. Zhang also had experiences in portfolio management and asset trading at Guangdong South Financial Services Corporation from 1993 to 1999. He is a Certified Public Accountant of the State of Delaware, and a member of the American Institute of Certified Public Accountants (AICPA). He also has the Chartered Global Management Accountant (CGMA) designation. Mr. Zhang graduated with a bachelor’s degree in economics from Fudan University, Shanghai in 1992 and received a Master of Business Administration with concentrations in financial analysis and accounting from the State University of New York at Buffalo in 2003.

Jiehua Zhang has served as a director of the Company since June 2017. Ms. Zhang has over 10 years of experience in accounting. Ms. Zhang has been the financial manager for Cheung Hong Source Co. Ltd. since 2014. She was the financial manager of Luck Sky International Investment Holding Limited from 2012 to 2014. Ms. Zhang worked as an accountant at the Finance Department of Sanbaimen Administrative Committee from 1997 to 2012, after she earned her Bachelor degree from Sun Yat-Sen University.

Paul Kam Shing Chiu has served as our Chief Financial Officer since January 25, 2017. Mr. Chiu has over 30 years of experience in financial accounting and auditing, U.S. GAAP reporting and SEC compliance in addition to management experience in banking and financial services. Mr. Chiu served as the CFO of Caroline-Fargo Capital Ltd. from January 2015 to September 2016. Prior to that, he served as a director of Wai Chong Gold Company Ltd. from January 2011 to December 2014, an independent director of Sino Clean Energy Inc. from August 2011 to December 2012, and an independent director of China Ritar Power Corp. from August 2011 to September 2012. From December 2005 to December 2010, Mr. Chiu was a financial consultant for Lightscape Technologies Inc. and served as a director for the company for June 2011 to June 2013. Mr. Chiu received a bachelor of commerce degree in accounting and business studies from the University of Ottawa in Canada in 1969. He received an MBA from the University of British Columbia in Canada in 1970. Mr. Chiu became a Chartered Accountant of Canada in 1972. He is also a member of Ontario Institute of Chartered Professional Accountants (CPA) and Canadian Institute of Chartered Professional Accountants.

Zhiqi Zhang has served as our General Counsel since April 30, 2016. Before that, he served as the Chief Executive Officer since July 29, 2014 and our Acting Chief Financial Officer since April 7, 2015. Mr. Zhang has approximately 22 years’ experience in the legal industry. Mr. Zhang worked as an attorney at Heibei Jianan Law Firm from 2008 through July 31, 2014, when he ceased all operational activities at the firm, but has kept his attorney position at the firm while he works full time for the Company. Heibei Jianan Law Firm has served as the Company’s outside general counsel since May 2013 and the outside general counsel for Sanhe City Lucksky Electrical Engineering Co., Ltd. since January 2014. Between 2000 and 2008, Mr. Zhang was an attorney at Hebei Landao Law Firm. From 1992 to 2000, Mr. Zhang was an attorney at Heibei Chengde Second Law Firm.

Xiangdong Liu has served as the project manager since June 5, 2014. Mr. Liu worked as the Vice Manager of Liaoning Xiangtian Pneumatic hybrid car Co., Ltd, where he was responsible for the management of the company and implementing various company regulations and documentary requirements. Between 2011 and 2013, Mr. Liu was employed at Xiangtian Kelitai Air Power Mechanical Co., Ltd. (now renamed to Luck Sky Holdings (Group) Co., Ltd.). From 2013 to April 12, 2014, Mr. Liu worked at served as the project manager with Xiangtian Kelitai Air Power Mechanical Co., Ltd.

Xiping Zheng has served as the manager of the manufacturing department of Sanhe since June 5, 2014. Mr. Zheng has over 20 years’ working experience in vehicle and large equipment repair and maintenance. Between 1980 and 2010, Mr. Zheng worked at Hubei Xianning Hengguoqiao Loading and Unloading Transportation Company where he was responsible for the repair and maintenance of all kinds of vehicles, and also provides technical guidance and supervision. Mr. Zheng jointed Luck Sky Holdings (Group) Co., in 2011 and he was responsible the assembly of the engine workshop. In 2012, Mr. Zheng was promoted to the manager of the workshop.

Tianyu Ma has served as an Engineer at Sanhe’s technology department since June 5, 2014. From 2010 through June 5, Mr. Ma worked at LuckSky as the vice director of the technology department. Mr. Ma has over 10 years’ experience in machine designing and manufacturing, with a particular focus on aerodynamic research and development. Mr. Ma is a mechatronics assistant engineer and senior electrician.

Lei Sha has served as the manager of Sanhe’s sales department since October 1, 2016. Previously, Mr. Sha worked as the vice manager at Shopping Center of Dalian Bangda Business Management Co., Ltd from October 2012 to April 2016, where he was responsible for commercial real estate project management. From April 2009 to August 2012, he worked as the marketing director at Harbin Ganglong Real Estate Development Company, where he was responsible for the sales of shopping and office properties. From April 2008 to March 2010, Mr. Sha worked as the leasing manager at Changchun Saide Shopping Center.

Chunying Shi has served as the manager of Sanhe’s accounting department since joining Sanhe on June 5, 2014. Between January 2009 and May 2013, she served as the general manager of the accounting department of Sanhe Dong Yi Glass Machine Limited Liability Company, where she managed the company’s overall financial activities. Ms. Shi has over 15 years’ experience in accounting area with a particular focus on industrial accounting area and 10 years’ experience in managing accounting department. Ms. Shi graduated from Inner Mongolia Finance and Economics College. She is a certified accountant and assets appraiser.

Xudong Wang has served as the manager of the procurement department of Sanhe since June 5, 2014. Mr. Wang has served as the marketing manager with Beijing Kanghengde Technology Co., Ltd. from 2013 until he joined Sanhe. Between 2011 and 2013, Mr. Wang served as the manager of the marketing department of Beijing Kang Heng De Technology Co., Ltd., where he was responsible for the business negotiation of the procurement projects and he was also responsible for the establishment for the company’s local store in Beijing. Between 2008 and 2011, Mr. Wang served as the manager of the North China area at Beijing Zhi Ming De Biological Co., Ltd., where he was responsible for market developing and managing, establishing sales channel, drafting relevant company policies related to the sale channels, strategizing the marketing plan and also recruiting, training and managing distributors.

Mr. Wang graduated from Hebei Baoding Teachers College and obtained a bachelor degree in mathematics education.

No agreements or arrangements were entered into by us in connection with the appointment of the foregoing persons as our officers and directors. None of such persons has previously entered into any transaction with us.

Family relationships

Zhou Deng Hua is Zhou Jian’s uncle.

Involvement in certain legal proceedings

None of our directors, executive officers, or control persons has been involved in any of the following events during the past five years:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

Being found by a court of competent jurisdiction (in a civil violation), the SEC or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Board of Directors is composed of five directors: Mr. Zhou Jian, Mr. Zhou Deng Hua, Mr. Marco Wai Ku Hon, Mr. Yizhao Zhang and Ms. Jiehua Zhang. All board action requires the approval of a majority of directors in attendance at a meeting at which a quorum is present.

The Company has established a Compensation Committee of the Board. Zhou Jian served as the only member of the Compensation Committee from May 2016 to June 22, 2017. On June 23, 2017, Mr. Zhou Jian, Mr. Marco Wai Ku Hon, Mr. Yizhao Zhang, and Ms. Jiehua Zhang were elected to be members of the Compensation Committee.

The Compensation Committee is primarily responsible for reviewing and approving our salary and benefit policies (including equity plans), including compensation of executive officers.

On June 22, 2017, the Company established an Audit Committee of the Board. Mr. Marco Hon Wai Ku, Mr. Yizhao Zhang, and Ms. Jiehua Zhang were elected to be members of the Audit Committee and shall serve the Audit Committee until their successors are duly elected and qualified. Mr. Marco Hon Wai Ku was elected to be the chairman of the Audit Committee.

The Audit Committee is primarily responsible for assisting the Board in fulfilling its oversight role regarding the Company’s financial reporting process, its system of internal control and its compliance with applicable laws, regulations and company policies.

On June 22, 2017, the Company also established a Nominating and Corporate Governance Committee. Mr. Zhou Jian, Mr. Marco Wai Ku Hon Mr. Yizhao Zhang, and Ms. Jiehua Zhang were elected to be members of the Nominating and Corporate Governance Committee and shall serve the Nominating and Corporate Governance Committee until their successors are duly elected and qualified.

The Nominating and Corporate Governance Committee is primarily responsible for overseeing the creation and implementation of the corporate governance policies and procedures; nominating directors and setting policies and procedures for the nomination of directors. The Company does not have procedures by which security holders may recommend nominees to the Company’s Board of Directors.

Compliance with section 16(A) of the Securities Exchange Act of 1934

Section 16(a) of the Securities and Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial statements of beneficial ownership on Form 3, reports of changes in ownership on Form 4 and annual reports concerning their ownership on Form 5. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Code of ethics

We adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002. Our Standards of Business Conduct and Finance Code of Professional Conduct apply to our officers, directors and all employees. Our Standard of Business Conduct provides guidelines to employees to report any suspected or known violations of the Finance Code of Professional Conduct, the Standards of Business Conduct, or other Company policies. Under the Code of Ethics and Standards of Business Conduct, all employees will:

•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in their personal and professional relationships.

•

Provide shareholders with information that is accurate, complete, objective, fair, relevant, timely, and understandable, including information in our filings with and other submissions to the U.S. Securities and Exchange Commission and other public bodies.

•	Comply with rules and regulations of federal, state, provincial and local governments, and of other appropriate private and public regulatory agencies.

•	Action in good faith, responsibly, with due care, competence, and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

•

Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose. Not use confidential information acquired in the course of one’s work for personal advantage.

•	Share knowledge and maintain professional skills importance and relevancy to shareholders’ needs.

•	Proactively promote and be an example of ethical behavior as a responsible individual among peers, in the working environment and the community.

•	Exercise responsible use, control, and stewardship over all Company assets and resources that are employed by or entrusted to us.

•

Not coerce, manipulate, mislead, or unduly influence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of Company’s system of internal controls, financial statements, or accounting books and records.

This Finance Code of Professional Conduct embodies principles which we are expected to adhere to and advocate. These principles of ethical business conduct encompass rules regarding both individual and peer responsibilities, as well as responsibilities to the Company’s shareholders and the public. The CEO, CFO, and all employees are expected to abide by this Code. Any violations of the Finance Code of Professional Conduct may result in disciplinary action, up to and including termination of employment.

COMPENSATION DISCUSSION AND ANALYSIS

Background and Compensation Philosophy

Our Compensation Committee consists of Zhou Jian, Marco Wai Ku Hon, Yizhao Zhang and Jiehua Zhang. Marco Wai Ku Hon, Yizhao Zhang, Jiehua Zhang are independent directors.

The Compensation Committee determines the compensation to be paid to our executive officers and the compensation payable to the key employees of Sanhe, our operating subsidiary based on our financial and operating performance and prospects. Each of the named officers will be measured by a series of performance criteria by the Board of Directors, or the compensation committee, on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our Board of Directors and Compensation Committee have not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The Compensation Committee makes an independent evaluation of appropriate compensation to key employees, with input from management. The Compensation Committee has oversight of executive compensation plans, policies and programs.

Elements of Compensation

The Board of Directors' goal in determining compensation levels is to adequately reward the efforts and achievements of executive officers for the management of the Company. The Company has adopted a stock incentive plan named Xiangtian (USA) Air Power Co. Ltd. 2017 Stock Incentive Plan, but has no pension plan, non-equity incentive plan or deferred compensation arrangement. The Company has not used a compensation consultant in any capacity.

Our compensation program for our executive officers and all other employees is designed such that it will not incentivize unnecessary risk-taking. The base salary component of our compensation program is a fixed amount and does not depend on performance. The Compensation Committee also has authority to grant bonuses in the form of cash or equity but has concluded that no bonuses have been warranted based upon the Company’s performance to date.

Employment Agreements

None of the executive officers except Paul Kam Shing Chiu has an employment agreement with the Company. In the absence of such employment agreements, the PRC Labor Laws provide for employment related terms such as the term of employment, the provision of labor-related insurance, termination for cause, termination on 30 days' notice and termination without notice and the labor-related benefits.

The employment agreement between the Company and Mr. Chiu provides for compensation at the rate of RMB 66,000 (approximately USD 9,816) per month and is terminable by either party upon 60 days’ notice. The term of the employment ends on December 31, 2017.

Elements of Compensation

Base Salary

We provide certain of our executive officers with a base salary. To date, we have relied upon Zhou Deng Hua, our Chief Executive Officer, also being a principal shareholder to align his interest in managing the Company with the interest of shareholders.

The Board of Directors awarded Mr. Zhou Deng Hua compensation at the rate of RMB 20,000 (approximately USD 3,087) per month commencing in April 2016 for his services as our Chief Executive Officer, and he continues to be paid at such rate. Previously, Mr. Zhou received compensation at the rate of RMB 7,000 (approximately USD 1,131) per month from September 2014 through March 2016 while he served as the Vice General Manger and Project Manager of the Company. Mr. Zhou received compensation at the rate of RMB 8,500 (approximately USD 1,375) per month from June 2014 through August 2014.

The Board of Directors awarded Mr. Zhang Zhiqi compensation at the rate of RMB 20,000 (approximately USD 3,087) per month commencing on April 2016, for his services as our General Counsel, and he continues to be paid at such rate. Previously, Mr. Zhang received compensation at the rate of RMB 60,000 (approximately USD 9,663) per quarter from July 2014 through April 2016, for his services as the Chief Executive Officer and Acting Chief Financial Officer.

The Board of Directors awarded Mr. Chiu, our Chief Financial Officer, compensation at the rate of RMB 66,000 (approximately USD 9,816) per month. His employment commenced January 25, 2017.

Sanhe, our operating affiliate, maintains employment contracts with certain key employees. On June 5, 2014, and July 1, 2014, Sanhe, entered into employment agreements with certain significant employees 1) Xiping Zheng, manager of the manufacturing, 2) Tianyu Ma, engineer at the research and development department, 3) Xiaoqin Zhou, manager of the sales department, 4) Chunyin Shi, manager of the accounting department 5) Xudong Wang, manager of the procurement department, and 6) Xiangdong Liu, vice project manager, 7) Xiaoqin Fan, engineer at the research and development department, 8) Yunshan Qi, engineer in the technology department, and 10) Xuelian Zhang, manager of the administration department. None of such key employees earn base salaries of more than RMB120,000 (approximately USD 18,519) per year.

Under these agreements, either party may terminate the employment agreement in accordance with the China Employment Law. Upon termination, the executive officer is generally entitled to severance pay if allowed by the China Employment Law. Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, Sanhe does not provide other benefits to the officers and employees at this time.

Each major employee has also entered into a confidentiality and non-compete agreement with Sanhe, pursuant to which each effective officer has agreed to hold, both during and subsequent to the terms of his or her agreement, in confidence and not to use, except in pursuance of his or her duties in connection with employment, any of Sanhe’s confidential information, technological secrets, commercial secrets and know-how, to disclose to Sanhe all inventions, designs and techniques resulting from work performed by them, to assign Sanhe all right, title and interest in such inventions, designs and techniques, not to perform services within two years after the termination of the employment for any person or entity that engages in any business activity in or similar to which Sanhe is then engaged or proposes to engage, and not to solicit or encourage any employees of Sanhe to terminate employment with Sanhe in order to engages in any business activity in or similar which Sanhe is then engaged or proposes to engage.

Equity Incentives

In June 2017, the Board of Directors adopted a stock incentive plan named Xiangtian (USA) Air Power Co. Ltd. 2017 Stock Incentive Plan (the “Plan”).

The Plan is intended to benefit the stockholders of the Company by providing a means to attract, retain and reward individuals who can and do contribute to the longer-term financial success of the Company. Further, the recipients of stock-based awards under the Plan should identify their success with that of the company's shareholders and therefore will be encouraged to increase their proprietary interest in the Company. The Compensation Committee (the “Committee”) administers the Plan.

The Plan provides for the granting of up to 30,000,000 restricted shares, non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights ("SARs"), stock award and stock unit awards, performance shares and other cash or share-based awards. In the event of any merger, reorganization, recapitalization, stock split, stock dividend, or other change in corporate structure that affects our common stock, an adjustment may be made to the (a) maximum number of shares available for grants under the plan and/or kind of shares that may be delivered under the plan, (b) the individual award limits under the plan and (c) number, kind and/or price of shares subject to outstanding awards granted under the plan, by the Committee or the Board of Directors, to prevent dilution or enlargement of rights. Shares of stock covered by an award under the plan that is cancelled, expired, forfeited or settled in cash will again be available for issuance in connection with future grants of awards under the Plan.

The Committee or Board of Directors has broad authority to administer the plan, including the authority to determine when and to whom awards will be made, determine the type and size of awards, determine the terms and conditions of awards, construe and interpret the plan and award agreements, establish rates and resolutions for the plan's administration, and amend outstanding awards. Generally, the plan is open to directors, employees and consultants who are selected by the Committee or Board of Directors.

The Plan may be amended, suspended or terminated at any time by our Board of Directors, provided that suspension or termination shall not of itself impair any outstanding award granted under the plan or the applicable participant's rights regarding such award.

As of April 24, 2018, we had not made any awards under the Plan. In the future, we may adopt and establish an equity incentive plan pursuant to which awards may be granted if our Compensation Committee determines that it is in the best interests of our stockholders and the Company to do so.

Option Grants in the Last Fiscal Year

We did not grant any options or stock appreciation rights to our named executive officers or directors in the fiscal year ended July 31, 2017.

Retirement Benefits

Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites

We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation

We do not provide our executives the opportunity to defer receipt of annual compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2017.

The Compensation Committee

/s/Zhou Jian

/s/Marco Wai Ku Hon

/s/Yizhao Zhang

/s/Jiehua Zhang

Summary Compensation Table

The following table sets forth the compensation paid by us for the fiscal years ended July 31, 2015, July 31, 2016, and July 31, 2017 for our principal executive officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal	Year	Salary	Bonus	Stock Awards	Option Awards	All Other	Total
Position		($)	($)	($)	($)	Compensation	($)
						($)
	2017	$35,714					$35,714
Zhou Deng Hua	2016	$20,988	-	-	-	-	$20,988
CEO, Acting CFO and	2015	$13,816	-	-	-	-	$13,816
Director(1)

	2017	-					-
Zhou Jian	2016
General Manager and	2015	-	-	-	-	-	-
Director

	2017	$35,714					$35,714
Zhiqi Zhang	2016	$37,038					$37,038
General Counsel(2)	2015	$38,652					$38,652

Roy Thomas Phillips	2015	-	-	-	-	-	-
Former Chief
Operating Officer and
Acting Chief
Financial Officer(3)

	2017	$90,500					$90,500
Paul Kam Shing Chiu	2016	-	-	-	-	-	-
Chief Financial Officer	2015	-	-	-	-	-	-

	2017	$3,500					$3,500
Marco Ku Hon Wai	2016	-	-	-	-	-	-
Director	2015	-	-	-	-	-	-

	2017	$3,500					$3,500
Yizhao Zhang	2016	-	-	-	-	-	-
Director	2015	-	-	-	-	-	-

	2017	$3,500					$3,500
Jiehua Zhang	2016	-	-	-	-	-	-
Director	2015	-	-	-	-	-	-

(1)	Prior to April 30, 2016, Zhou Deng Hua was Vice General Manager.

(2)	Prior to April 30, 2016, Zhiqi Zhang was CEO and Acting CFO.

(3)

Mr. Phillips received no compensation for his duties as Acting Chief Financial Officer or Chief Operating Officer during the fiscal year ended July 31 2014. He was appointed Acting Chief Financial Officer on July 29, 2014 and resigned from all positions on March 29, 2015. Fiduciary Consultants, an entity in which Mr. Thomas is a principal, received $546,859 through June 22, 2014 from Bezalel International LLC (USA), a consulting firm that is not affiliated with the Company, for advisory services to LuckSky Group, an affiliate of the Company.

Director Compensation

Effective as of June 23, 2017, Marco Hon Wai Ku, Mr. Yizhao Zhang, and Ms. Jiehua Zhang were elected as independent directors of the Company's Board of Directors, with a term of office expiring at the Company's next annual meeting of stockholders and the election of successors. Each independent director will receive USD 3,500 per month as compensation for their services as independent directors of the Company's Board of Directors. The board has not implemented a plan to award options to any director. The Company has entered into agreements with each independent Director with respect to such compensation.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Our directors and executive officers or any associate or affiliate of our company during the last two fiscal years, is not or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. In addition, we have entered into indemnification agreements with each of the independent Directors. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us is in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding beneficial ownership of our common stock as of April 24, 2018 (i) by each person who is known to us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the rights to transfer the shares described below. Unless otherwise indicated each stockholder has sole voting power and dispositive power with respect to the indicated shares.

Name & Address of	Office, If Applicable	Amount and	Percent of Class
Beneficial Owner(1)		Nature of
		Beneficial Ownership
Executive Officers
and Directors
Zhou Jian (2)	General Manager,	264,850,740	44.8%
	Director
Zhou Deng Hua	Chief Executive Officer	101,831,136	17.2%
Marco Hon Wai Ku	Director	0	0%
Yizhao Zhang	Director	0	0%
Jiehua Zhang	Director	0	0%
Zhiqi Zhang	General Counsel	0	0%
Paul Kam Shing Chiu	Chief Financial Officer	0	0%
Global Select Advisors Ltd.		60,000,000(3)	10.2%
Lifang Zhao
Dong Chang Fu Qu Zheng,
Jia Zhen Zhao JiaCun
236, Liao Cheng, SH-
252000, China		52,691,675	8.9%
Executive officers and
directors as a group		366,681,876	62.9%

(1)

Unless otherwise indicated, the address for each director and officer is c/o Lucky Sky International Investment Holdings Limited, Unit 602, Causeway Bay Common Bldg 1, Sugar Street, Causeway Bay, Hong Kong.

(2)	Mr. Zhou disclaims beneficial ownership of 15,191,260 shares owned by Zhou Deng Rong, his father.

(3)

On September 23, 2013, the Company issued 60,000,000 shares of restricted common stock at $0.001 per share to Mr. Roy Thomas Phillips, who was a consultant to the Company and then served as the acting CFO of the Company beginning July 29, 2014. The shares were subsequently transferred to Global Select Advisors Ltd., a company controlled by Mr. Phillips. The shares were issued in contemplation of a secondary offering. The Company’s position is that these shares should be cancelled since no secondary offering was consummated. Mr. Phillips advised the Company that he would return 55,000,000 shares for cancellation and that he is evaluating the 5,000,000 shares to make an accommodation with respect to such shares but has made no specific request. The Company intends to have the 60,000,000 shares cancelled.

Change of control

There are currently no arrangements which would result in a change in control of us.

PLAN OF DISTRIBUTION

The selling security holder and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock offered by this prospectus on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling security holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	Broker-dealers may agree with the• selling security holders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling security holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holder may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling security holder may from time to time pledge or grant a security interest in some or all of the shares or common stock owned by him and, if the selling security holder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holder may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holder may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out his short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because the selling security holder may be deemed to be an "underwriters within the meaning of the Securities Act, any selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling security holder and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling security holder.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

The total number of common shares authorized that may be issued by the Company is 1,000,000,000 shares with a par value of $0.001 per share. The number of shares of common stock outstanding as of April 24, 2018 was 591,042,000.

Common Stock

The total number of common shares authorized that may be issued by the Company is 1,000,000,000 shares with a par value of $0.001 per share.

On September 30, 2013, the Company issued 250,000,000 shares of common stock to the shareholders of LuckSky HK, in exchange of 250,000,000 shares of LuckSky HK shares.

On July 25, 2014, we entered into the Stock Purchase Agreement in connection with the acquisition of Sanhe with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe. We issued to Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing 45.7% of our issued and outstanding shares of common stock.

Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors. No preferred shares have been issued.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject and to the best of our knowledge, no such actions against us are contemplated or threatened.

UNDERWRITING

None.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by McLaughlin & Stern, LLP.

EXPERTS

Our consolidated financial statements as of July 31, 2017 and for the year then ended, incorporated by reference into this prospectus have been so incorporated in reliance on the reports of Weinberg & Company, P.A., independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Xiangtian (USA) Air Power Co., Ltd. as of and for the year ended July 31, 2015 and 2016 have been audited by Yichien Yeh, CPA, independent registered public accountants, as indicated in their reports with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC's toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The Company’s financial statements for the fiscal year ending July 31, 2017, the fiscal year ending July 31, 2016, the fiscal year ending July 31, 2015 and the periods ending January 31, 2018 and 2017 are annexed hereto.

Xiangtian (USA) Air Power Co., Ltd.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2017, 2016 AND 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Xiangtian (USA) Air Power Co., Ltd.

We have audited the accompanying consolidated balance sheet of Xiangtian (USA) Air Power Co., Ltd. and subsidiaries (the “Company”) as of July 31, 2017, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xiangtian (USA) Air Power Co., Ltd. and subsidiaries as of July 31, 2017, and the consolidated results of its operations and its cash flows for the year ended July 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, for the years ended July 31, 2017 and 2016, the Company incurred net losses and had a working capital deficit as of July 31, 2017. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of July 31, 2017, based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated October 31, 2017 expressed an adverse opinion on the Company’s internal control over financial reporting.

/s/Weinberg & Company, P.A.
Weinberg & Company, P.A.
Los Angeles, California

October 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries

We have audited the accompanying consolidated balance sheet of Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries as of July 31, 2016, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended July 31, 2016. Xiangtian (USA) Air Power Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xiangtian (USA) Air Power Co., Ltd and Subsidiaries as of July 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Accounting Oversight Board (United States) Xiangtian (USA) Air Power Co., Ltd and Subsidiaries’ internal control over financial reporting as of July 31, 2016, based on criteria establish in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated October 24, 2016, expressed a disclaimer of opinion.

/s/ Yichien Yeh, CPA

Yichien Yeh, CPA
Oakland Gardens, NY
October 24, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Board of Directors and Stockholders of Xiangtian (USA) Air Power Co., Ltd.

We have audited the internal control over financial reporting Xiangtian (USA) Air Power Co., Ltd. and subsidiaries (the “Company”) as of July 31, 2017, based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying “Management Annual Report on Internal Control over Financial Reporting”. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management’s assessment as of July 31, 2017:

Ineffective Control Environment. The Company did not maintain an effective control environment, which is the foundation necessary for effective internal control over financial reporting. Specifically, the Company (i) did not maintain a functioning independent audit committee and did not maintain an independent board (ii) had an insufficient number of personnel appropriately qualified to perform control design, execution and monitoring activities (iii) had an insufficient number of personnel with an appropriate level of U.S. GAAP knowledge and experience and ongoing training in the application of U.S. GAAP and SEC disclosure requirements commensurate with the Company’s financial reporting requirements; (iv) had inadequate segregation of duties consistent with control objectives; and (v) did not formally document policies and controls to enable management and other personnel to understand and carry out their internal control responsibilities including the lack of closing checklists, budget-to-actual analyses, balance sheet variation analysis, proforma financial statements, and the usage of key spreadsheets for monitoring. Additionally, the Company did not have an adequate process in place to complete its testing and assessment of the design and operating effectiveness of internal control over financial reporting in a timely manner.

Ineffective controls over financial statement close and reporting process. The Company did not maintain effective controls over its financial statement close and reporting process. Specifically, the Company: (i) had insufficient preparation and review procedures for disclosures accompanying the Company’s financial statements; (ii) did not provide reasonable assurance that accounts were complete and accurate and agreed to detailed support and that reconciliations of accounts were properly performed, reviewed and approved, (iii) did not maintain effective controls over the recording and approval of recurring and non-recurring journal entries, (iv) did not have controls to monitor and provide appropriate oversight of a third-party consulting firm used to prepare its financial statements, and (v) did not have effective controls over the completeness, existence and accuracy of related party disclosures.

Inadequate controls over recording of sales and accounts receivable. The Company did not maintain effective controls over the completeness, accuracy, and valuation of revenue and accounts receivable. Specifically, the Company had not implemented effective controls to ensure that (i) credit checks are performed and the decision-making process as to the credit limit is documented and maintained; (ii) that all revenue recognition criteria have been satisfied prior to revenue being recognized, including the collectability criteria is reasonably assured; (iii) sales invoices are prepared and issued in a timely manner; (iv) sales are reconciled to the general ledger; (v) cash receipts are matched to amounts invoiced; (vi) the aging of accounts receivables is monitored to verify the completeness and accuracy of computations for the valuation of accounts receivables reserves and (vii) the analysis of the completed contract verse the percentage of completion method of accounting for contract revenues is accurate and complete.

Inadequate controls over inventory valuation. The Company did not maintain effective controls over the completeness and accuracy of its accounting estimates related to inventory. Specifically, documented processes do not exist for adjustments for excess, defective and obsolete inventory and lower of cost or market considerations.

Inadequate controls over the evaluation of prepayments. The Company did not design and maintain effective controls around the evaluation of prepayments. Specifically, controls were not designed and in place to ensure that the Company properly and timely evaluated impairment of prepayments and accounted for them in the proper periods.

Inadequate controls over the depreciation of property and equipment. The Company did not design and maintain effective controls around the depreciation of property and equipment. Specifically, the Company did not record the correct amount of depreciation expense or the appropriate book-to-tax temporary difference in connection with the depreciation of certain property and equipment.

Inadequate controls over information technology. The Company did not design and maintain effective controls around the normal backup of the Company’s data. As at July 31, 2017, the Company retains copies of all financial data and material agreements; however, there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of data in the event of theft, misplacement, or loss due to unmitigated factors.

These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the consolidated financial statements of the Company as of and for the year ended July 31, 2017, of the Company and this report does not affect our report on such financial statements.

In our opinion, because of the effect of the material weaknesses identified above on the achievement of the objectives of the control criteria, Xiangtian (USA) Air Power Co., Ltd. has not maintained effective internal control over financial reporting as of July 31, 2017, based on the criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of July 31, 2017 and the consolidated related statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the year then ended of the Company and our report dated October 31, 2017 expressed an unqualified opinion on those financial statements, modified for a going concern uncertainty.

/s/Weinberg & Company, P.A.

Weinberg & Company, P.A.
Los Angeles, California
October 31, 2017

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Balance Sheets
(Stated in US Dollars)

	July 31,	July 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$1,156,969	$1,226,220
Accounts receivable, net	1,142,631	2,848,904
Inventories	550,413	2,080,853
Advances to suppliers	1,168,867	4,594,299
Costs in excess of billings	2,916,902	710,652
Other receivables	12,308	491,290
Other current asset	-	126,395
Total current assets	6,948,090	12,078,613

Property, plant and equipment, net	4,330,333	4,520,735
Deposit for property, plant and equipment	2,080,436	178,617
Total non-current assets	6,410,769	4,699,352
Total assets	$13,358,859	$16,777,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$5,015,806	$4,851,630
Advance from customers	471,880	620,814
Due to related parties	2,352,821	1,716,734
Due to director	500,247	414,876
Income taxes payable	544,508	329.177
Deferred tax liabilities	-	107,609
Other payables	467,463	234,791
Total current liabilities	9,352,725	8,275,631

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued and outstanding	-	-
Common stock: $0.001 par value, 1,000,000,000 shares authorized, 591,042,000 shares issued and outstanding	591,042	591,042
Additional paid-in capital	9,962,555	9,713,675
Subscription receivable	(310,000)	(310,000)
Accumulated deficit	(5,377,094)	(812,935)
Accumulated other comprehensive loss	(860,369)	(679,448)
Total stockholders’ equity	4,006,134	8,502,334
Total liabilities and stockholders’ equity	$13,358,859	$16,777,965

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Statement of Operations and Comprehensive Income (Loss)
(Stated in US Dollars)

	For the	For the	For the
	Year Ended	Year Ended	Year Ended
	July 31,	July 31,	July 31,
	2017	2016	2015
Revenue:
Significant customer, former related party	$6,798,985	$8,705,527	$-
Other customers	2,551,798	1,323,231	20,772,028
Other related parties	170,588	811,197	-
Total revenue	9,521,371	10,839,955	20,772,028

Cost of sales	8,543,207	9,642,803	17,781,011

Gross profit	978,164	1,197,152	2,991,017

Operating expenses:
Selling, general and administrative expenses (including $121,309, $127,835, and $344,736 to related parties for the year ended July 31, 2017, 2016, and 2015, respectively)	2,593,916	1,663,621	1,237,953
Provision for doubtful accounts	1,395,152	60,242	-
Impairment of advances to suppliers	1,404,565	-	-
Total operating expenses	5,393,633	1,723,863	1,237,953

Income (loss) from operations	(4,415,469)	(526,711)	1,753,064

Other income (expense)
Other income	8,222	144,933	(103)
Interest income (expense)	1,329	276	(178,661)
Total other income (expense), net	9,551	145,209	(178,764)

Income (loss) before taxes	(4,405,918)	(381,502)	1,574,300

Income tax expense	(158,241)	(226,682)	(916,840)

Net income (loss)	(4,564,159)	(608,184)	657,460

Foreign currency translation adjustment	(180,921)	(694,964)	7,492
Comprehensive income (loss)	$(4,745,080)	$(1,303,148)	$664,952

Net earnings (loss) per common share – basic and diluted	$(0.01)	$(0.00)	$0.00
Weighted average number of common shares outstanding - basic and diluted	591,042,000	591,042,000	597,907,753

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Statement of Stockholders’ Equity
For the Years Ended July 31, 2017, 216, and 2015
(Stated in US Dollars)

	Common Stock
			Additional			Other
		Par	Paid-in	Subscription	Deficit	Comprehensive
	Shares	Value	Capital	Receivable	Accumulated	Income (Loss)	Total

Balances, August 1, 2014	598,042,000	$598,042	$9,451,675	$(317,000)	$(862,211)	$8,024	$8,878,530
Rent contributed by shareholders	-	-	6,000	-	-	-	6,000
Cancellation of issued shares	(7,000,000)	(7,000)	-	7,000	-	-	-
Other comprehensive income	-	-	-	-	-	7,492	7,492
Net income	-	-	-	-	657,460	-	657,460

Balances, July 31, 2015	591,042,000	591,042	9,457,675	(310,000)	(204,751)	15,516	9,549,482
Rent contributed by shareholders	-	-	6,000	-	-	-	6,000
Contribution from shareholders	-	-	250,000	-	-	-	250,000
Other comprehensive income	-	-	-	-	-	(694,964)	(694,964)
Net loss	-	-	-	-	(608,184)	-	(608,184)

Balances, July 31, 2016	591,042,000	591,042	9,713,675	(310,000)	(812,935)	(679,448)	8,502,334
Rent contributed by shareholders	-	-	6,000	-	-	-	6,000
Cancellation of lease obligation to shareholders recorded as capital contribution	-	-	242,880	-	-	-	242,880
Other comprehensive income	-	-	-	-	-	(180,921)	(180,921)
Net loss	-	-	-	-	(4,564,159)	-	(4,564,159)

Balances, July 31, 2017	591,042,000	$591,042	$9,962,555	$(310,000)	$(5,377,094)	$(860,369)	$4,006,134

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power C o., Ltd.
Consolidated Statements of Cash Flows
(Stated in US Dollars)

	For the	For the	For the
	Year Ended	Year Ended	Year Ended
	July 31,	July 31,	July 31,
	2017	2016	2015
Cash flows from operating activities:
Net income (loss)	$(4,564,159)	$(608,184)	$657,460
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	281,722	266,773	414,623
Provision for warranty reserve	65,833	-	-
Allowance for doubtful accounts	1,395,152	60,242	-
Impairment of advances to suppliers	1,404,565	-	-
Impairment of inventories	337,000	-	-
Gain on termination of capital lease	-	(128,379)	-
Rent contributed by shareholders	6,000	6,000	6,000
Changes in operating assets and liabilities:
Accounts receivable	292,492	1,758,079	(4,736,375)
Inventories	1,188,831	503,892	6,315,793
Advance to suppliers	2,020,867	485,715	2,438,844
Cost in excess of billings	(2,206,250)	-	-
Other receivables	302,927	43,289	(337,078)
Other current assets	129,463	594,895	422,426
Due from related party	-	583,124	(581,671)
Deferred tax asset	-	-	113,932
Accounts payable and accrued liabilities	164,176	1,881,936	2,900,812
Advance from customers	(148,934)	(5,213,700)	(6,056,247)
Other payables and tax payables	274,561	115,154	607,729
Deferred tax liability	-	26,832	83,388
Net cash provided by operating activities	944,246	375,668	2,249,636

Cash flows from investing activities:
Purchase of property and equipment	(1,989,195)	(91,814)	(63,234)
Other assets	176,055	(154,325)	(32,319)
Net cash used in investing activities	(1,813,140)	(246,139)	(95,553)

Cash flows from financing activities:
Advances from (repayment to) related parties	860,793	671,461	(2,022,822)
Advances from (repayment to) director	86,936	(2,817)	(13,007)
Capital contribution from shareholders	-	250,000	-
Net cash provided by (used in) financing activities	947,729	918,644	(2,035,829)

Effect of exchange rate change on cash	(148,086)	(323,982)	(173,013)
Net change in cash and cash equivalents	(69,251)	724,191	(54,759)

Cash and cash equivalents - beginning of period	1,226,220	502,029	556,788

Cash and cash equivalents - end of period	$1,156,969	$1,226,220	$502,029

Supplemental disclosure of cash flow information:
Interest paid	$-	$-	$-
Income tax paid	$46,405	$140,171	$426,616

Supplemental non-cash investing and financing information:
Cancellation of lease obligation recorded as capital contribution	$242,880	$-	$-
Rent contributed by shareholders	$6,000	$6,000	$6,000

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Notes to Consolidated Financial Statements
For the Years ended July 31, 2017, 2016, and 2015

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Xiangtian (USA) Air Power Co., Ltd. (the “Company”) was incorporated in the State of Delaware on September 2, 2008 as Goa Sweet Tours Ltd. On April 17, 2012, the Company entered into Share Purchase Agreements, by and among, Luck Sky International Investment Holdings Limited (“Lucky Sky”), an entity owned and controlled by Zhou Deng Rong, and certain of our former stockholders who owned, in the aggregate, 7,200,000 shares of the Company’s common stock (90% of the at then outstanding shares). On May 15, 2012, Luck Sky purchased all 7,200,000 shares for an aggregate of $235,000. Effective May 29, 2012, the Company’s name was changed to “Xiangtian (USA) Air Power Co., Ltd.”. Effective October 31, 2016, the Company reincorporated in the State of Nevada.

On May 30, 2014, the Company entered into the Stock Purchase Agreement with Mr. Zhou Jian, the sole shareholder of Luck Sky (Hong Kong) Aerodynamic Electricity Limited (“LuckSky HK”) and acquired Luck Sky Aerodynamic and Luck Sky Shen Zhen, its subsidiary organized in the PRC. As a result, Luck Sky HK became our wholly owned subsidiary and Luck Sky Shen Zhen became our indirect subsidiary through Luck Sky HK.

The Company is in the field of Compressed Air Energy Storage in China and produces electricity generation systems that combine our compressed air storage technology with photovoltaic (PV) panels to achieve a continuous supply of power under weather conditions that are unfavorable to the generation of electricity from PV panels alone. All of the Company’s operations are through its variable interest entities located in the Peoples’ Republic of China (PRC).

Going concern

The accompanying Consolidated Financial Statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the year ended July 31, 2017, the Company incurred a net loss of $4,564,159, and at July 31, 2017, the Company had a working capital deficit of $2,404,635. These factors, among others, raise substantial doubt about our ability to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in its report on our July 31, 2017 financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

The Company believes it will require additional funds to continue its operations through fiscal 2018 and to continue to develop its existing projects and expand into new projects. The Company plans to raise such funds by generating additional sales revenue, implementing cost reductions, and raising loans from major shareholders and directors, or a combination thereof, and the Company believes it is capable of raising such funds in the coming fiscal year. There are no assurances such funds will be available, and if available, at terms acceptable to the Company. The consolidated financial statements do not include any adjustments that may result from this uncertainty.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s consolidated financial statements are expressed in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant accounting estimates include, among others, the allowance for doubtful accounts receivable, valuation of inventory, valuation of advances to suppliers, impairment analysis of long-term assets, valuation allowance on deferred income taxes, valuation of warranty reserves, and the accrual of potential liabilities. Actual results may differ materially from those estimates.

Principle of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIEs for which the Company or its subsidiary is the primary beneficiary and the VIEs' subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

Variable Interest Entity

Lucksky Holding (Group) Co. Ltd (“LuckSky Group”) was established in 2000 by Zhou Deng Rong after he obtained a series of patents and developed the compressed air energy storage and related technology. Sanhe City Lucksky Electrical Engineering Co., Ltd. (“Sanhe”), a corporation incorporated under the laws of the PRC, was established in July 2013 and was under common control with LuckSky Group. In July, 2014, LuckSky Group transferred to Sanhe its assets and liabilities related to its compressed air energy storage power generation technology and PV panel installations which are recorded at their historical cost basis.

On July 25, 2014, Luck Sky Shen Zhen; Sanhe, and Mr. Zhou Jian and Mr. Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe; entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Sanhe became Luck Sky Shen Zhen’s contractually controlled affiliate. The purpose and effect of the VIE Agreements between Sanhe and Luck Sky Shen Zhen enables the Company to substantially influence the daily operations and financial affairs of Sanhe, appoint its senior executives, and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which obligates Luck Sky Shen Zhen to absorb a majority of the risk of loss from the activities of Sanhe and enables Luck Sky Shen Zhen to receive a majority of its expected residual returns, the Company accounts for Sanhe as a variable interest entity (VIE).

Simultaneously, the Company entered into a common stock purchase agreement with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe, in consideration for the execution of the VIE Agreements. Pursuant to the Stock Purchase Agreement, the Company issued Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing 51.4% of our issued and outstanding shares of common stock.

The principal terms of the agreements entered into among Sanhe and Luck Sky Shen Zhen, the primary beneficiary, are described below:

•

Framework Agreement on Business Cooperation, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen and Sanhe have agreed to enter into a series of VIE agreements and to cooperate in all prospective of Sanhe’s business operation and management.

•

Exclusive Management, Consulting and Training and Technical Service Agreement, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen has agreed to provide Sanhe with complete business support and technical support and related management, training and consulting services. In consideration for such services, Luck Sky Shen Zhen is entitled to receive an amount equal to 100% of Sanhe’s net income.

•

Exclusive Option Agreement, entered among Luck Sky HK, Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian and Sanhe, pursuant to which Zhou Deng Rong and Zhou Jian, the owners of Sanhe, have granted to Luck Sky Shen Zhen and Luck Sky HK the irrevocable right and option to acquire all of their equity interests in Sanhe.

•

Equity Pledge Agreement, entered among Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian, and Sanhe, pursuant to which Zhou Deng Rong and Zhou Jian, the owners of Sanhe, have pledged all of their rights, titles and interests in Sanhe to Luck Sky Shen Zhen to guarantee Sanhe’s performance of its obligations under all the other VIE Agreements.

•

Know-How Sub-License Agreement, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen has granted Sanhe an exclusive right to use and develop a series of aerodynamics related patents and technologies with respect to electrical generation for commercial and residential structures, not including automobile and wind towers. Luck Sky Shen Zhen possesses the rights licensed under this agreement through two license agreements dated July 25, 2014 with Zhou Deng Rong, Zhou Jian and Lucksky Group, the owners of the aforesaid patents and technologies. For the sublicense contemplated under this Agreement, Sanhe will pay Luck Sky Shen Zhen an annual royalty fee of five percent of revenue; and

•

Power of Attorney. Pursuant to a power of attorney, each of the Sanhe stockholders agreed to irrevocably entrust Luck Sky Shen Zhen with his stockholder voting rights and other stockholder rights for representing him to exercise such rights at the stockholders’ meeting of Sanhe in accordance with applicable laws and its Article of Association, including, but not limited to, the right to sell or transfer all or any of his equity interest in Sanhe, and appoint and vote for the directors and Chairman of Sanhe as the authorized representative of the Sanhe stockholders. The term of each proxy and voting agreement is as long as each of the Sanhe stockholders is a shareholder of Sanhe and is binding on any transferee.

The Framework Agreement and the Exclusive Management Agreement have initial terms of ten years but each contains a renewal provision that allows Luck Sky Shen Zhen to extend the term of such agreements at its sole option by written notice with no limitation as to such extensions. The other agreements are of unlimited duration.

The Company’s total assets and liabilities presented in the consolidated financial statements represent substantially all of total assets and liabilities of the VIE because the other entities in the consolidation are non-operating holding entities with nominal assets and liabilities. The following financial statement amounts and balances of the VIE were included in the accompanying consolidated financial statements as of July 31, 2017, 2016 and 2015 and for the years ended July 31, 2017, 2016 and 2015, respectively:

	July 31, 2017	July 31, 2016
Total assets	$13,070,348	$16,566,891
Total liabilities	8,498,122	7,944,737

	For the year	For the year	For the year
	ended	ended	ended
	July 31,	July 31,	July 31,
	2017	2016	2015
Revenues	$9,502,952	$10,839,955	$20,772,028
Net income (loss)	(4,124,909)	(263,796)	165,029

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash denominated in Renminbi (RMB) with a US dollar equivalent of $1,154,188 and $1,202,049 at July 31, 2017 and 2016, respectively, were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. The Company and its subsidiaries and VIE have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

Revenue Recognition

Revenues are generated from (i) the sale and installation of power generation systems and PV systems and (ii) the sale of inventories, primarily made up of PV panels.

Sale and installation of power generation systems and PV systems

Sales of power generation system in conjunction of system installation are generally recognized using the completed-contract method and revenue is recognized when the contract is substantially complete and when collectability is reasonably assured. For certain contracts that are longer term primarily due to the licensing process, the percentage-of-completion method is used. We provide for any loss that we expect to incur on contracts when that loss is probable.

For the years ended July 31, 2017, 2016, and 2015, the gross revenue recognized under completed-contract method was $6,894,866, $9,997,256, and $20,772,028, respectively. For the years ended July 31, 2017 and 2016, the gross revenue recognized under percentage-of-completion method was $405,077 and $874,510, respectively. There was no revenue recognized under the percentage-of-completion method in 2015.

Sales of inventories

Sales of inventories is recognized when the following four revenue recognition criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

For the year ended July 31, 2017, the gross revenue recognized from the sale of inventory was $2,177,783. For the years ended July 31, 2016 and 2015, there were no inventory sales

Accounts Receivable

Accounts receivables are recognized and carried at original invoiced amount less an allowance for any uncollectible accounts. The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts determined by management are based on historical experience as well as the current economic climate and are applied to customers' balances categorized by the number of months the underlying invoices have remained outstanding. At July 31, 2017 and 2016, accounts receivable are net of allowances of $1,472,296 and $58,815. At July 31, 2015, there was no such allowances.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the weighted average basis. Inventories consist of raw materials, including PV panels, storage tanks and other accessory parts, work in process, and finished goods. When appropriate, allowances to inventories are recorded to write down the cost of inventories to their net realizable value. For the year ended July 31, 2017, an allowance of $341,609 was recorded for inventories and reflected as cost of sales on the accompanying statement of operations. For the years ended July 31, 2016 and 2015, there were no such allowances.

Property and equipment

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets' estimated residual value:

Classification	Estimated useful life
Machinery equipment	5-10 years
Computer and office equipment	3 years
Vehicles	5 years

Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred. Gains or losses on dispositions of property and equipment are included in operating income (loss).

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended July 31, 2017, 2016, and 2015, the Company did not recognize any impairments for its property and equipment.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of July 31, 2017, 2016 and 2015.

The Company believes the carrying amount reported in the balance sheet for cash, accounts receivable, inventory, other receivables, accounts payable, accrued liabilities and other payables approximate fair value because of the short-term nature of such instruments.

Concentration of Credit Risk and Significant Customers

The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its provision for bad debt is sufficiently accrued. During the year ended July 31, 2017 and 2016, Xianning Lucksky Aerodynamic Electricity Ltd (“Xianning Lucksky”) represented 71% and 80% of the Company's revenue, respectively (See Note 8). One other customer accounted for 12% of revenue for the year ended July 31, 2017. At July 31, 2017 and 2016, Xianning Lucksky accounted for 88% and 49%, respectively, of accounts receivable. For the year ended July 31, 2015, one customer, Binzhou Xintuo, accounted for 84% of revenue.

Warranty

The Company generally provides limited warranties for work performed under its contracts. The warranty periods typically extend for up to five years following substantial completion of the Company's work on a project. At the time a sale is recognized, we record estimated future warranty costs. Such estimated costs for warranties are estimated at completion. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. For the year ended July 31, 2017, a warranty reserve of $65,833 was recorded. There were no such reserves record in 2016 or 2015. No right of return exists on sales of inventory.

Value added taxes

The Company is subject to value added tax (“VAT”). Revenue from sales of goods purchased from other entities is generally subject to VAT at the rate of 17%. The Company is entitled to a refund for VAT already paid on goods purchased. The VAT balance is recorded in other payables on the balance sheets. Revenues are presented net of applicable VAT.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Comprehensive Loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company had other comprehensive income (loss) of ($180,921), ($694,964) and $7,492 for the years ended July 31, 2017, 2016, and 2015, respectively, from foreign currency translation adjustments.

Foreign Currency Translation

The reporting currency of the Company is the United States Dollars. The functional currency of the Company is the Chinese Renminbi (“RMB”) as substantially all of the Company’s PRC subsidiaries’ operations use this denomination. Foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenues and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

For the purpose of presenting these financial statements of subsidiaries in PRC, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 6.7240, 6.6371 and 6.2097 as of July 31, 2017, July 31, 2016 and July 31, 2015, respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period, which is 6.8160, 6.4798 and 6.1884 for the year ended July 31, 2017, July 31, 2016 and July 31, 2015, respectively. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

For the purpose of presenting these financial statements of the subsidiary in Hong Kong, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 7.8100, 7.7588 and 7.7514 as of July 31, 2017, July 31, 2016 and July 31, 2015, respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period, which is 7.7696, 7.7595 and 7.7536 for the year ended July 31, 2017, July 31, 2016 and July 31, 2015, respectively. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Earnings (Loss) per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Earnings per share excludes all potential dilutive shares of common stock if their effect is anti-dilutive. There were no potential dilutive securities at July 31, 2017, 2016 or 2015.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, ASU 2016-20, and ASU 2017-05, all of which clarify certain implementation guidance within ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company is currently in the process of analyzing the information necessary to determine the impact of adopting this new guidance on its financial position, results of operations, and cash flows. The Company will adopt the provisions of this statement in the first quarter of fiscal 2019, using the modified retrospective approach.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its financial statements and related disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impacts on the Company’s consolidated results of operations and financial condition.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 2 –ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	July 31,	July 31,
	2017	2016
Accounts receivable	$2,614,927	$2,907,719
Less: allowance for doubtful accounts	(1,472,296)	(58,815)

Accounts receivable, net	$1,142,631	$2,848,904

During the years ended July 31, 2017 and 2016, the Company recorded a provision of $1,395,152 and $60,242, respectively, related to long outstanding accounts receivables which the Company deemed were no longer collectible.

NOTE 3 – INVENTORIES

Inventories consist of the following:

	July 31,	July 31,
	2017	2016
Raw materials and parts	$801,437	$2,080,853
Work in process	54,924	-
Finished goods	35,661	-
Total	892,022	2,080,853
Less: allowance for inventory reserve	(341,609)	-
Inventory, net	$550,413	$2,080,853

During the year ended July 31, 2017, the Company provided a reserve of $341,609 to account for slow moving inventory items which has been reflected as part of cost of sales. There were no such charges during the years ended July 31, 2016 and 2015.

NOTE 4 – COSTS IN EXCESS OF BILLINGS

Costs in excess of billings relate to certain contracts and consist of the following:

	July 31, 2017	July 31, 2016
Costs in excess of billings on uncompleted contracts- related party	$46,510	$710,652
Costs on contracts not yet recognized	2,870,392	-
Costs in excess of billings	$2,916,902	$710,652

Contracts accounted for under the percentage-of- completion method:
Costs incurred on uncompleted contracts-related party	$172,922	$853,787
Billings to date	(126,412)	(143,135)
	$46,510	$710,652

At July 31, 2017, $2,870,392 of inventory delivered in advance of revenue recognition is deferred and included with costs in excess of billings on the accompanying balance sheet.

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	July 31,	July 31,
	2017	2016
Machinery equipment	$5,025,011	$4,951,227
Computer and office equipment	68,422	53,933
Vehicle	68,442	69,339
Total property, plant and equipment	5,161,875	5,074,499
Less: accumulated depreciation	(831,542)	(553,764)
Total	$4,330,333	$4,520,735

Total depreciation expenses for the years ended July 31, 2017, 2016 and 2015 was $281,722, $266,773 and $414,623, respectively. For the years ended July 31, 2017, 2016 and 2015, depreciation included in cost of sales was $22,490, $201,666 and $252,473, respectively. For the years ended July 31, 2017, 2016 and 2015, depreciation included in selling, general and administrative expenses was $259,232, $65,107 and $162,150, respectively.

As of July 31, 2017, and 2016, the Company made payments of $2,080,436 and $178,617, respectively, for the purchases of machinery equipment that had not been accepted and put into service.

NOTE 6 – ADVANCES TO SUPPLIERS

As of July 31, 2017, and 2016, the Company had $1,168,867 and $4,594,299, respectively of outstanding advances to suppliers, which mainly represent interest-free cash deposits paid to suppliers for future purchases of raw materials. During the year ended July 31, 2017, the Company provided a reserve of $1,404,565 against certain advances that were made in 2015 for the manufacture of power station components. In 2016, the Company obtained some of the components but returned them after the related contracts were cancelled. At July 31, 2017, the Company reviewed its expectations for future use of these items, and based on its internal forecasts of customer demand, the Company does not anticipate it will enter projects in the next 12 months that will require these parts. Although Company management believes such prepaid advances will ultimately be realizable, a reserve for this amount was established at July 31, 2017.

NOTE 7 - RELATED PARTY TRANSACTIONS

Sales to related party

In August 2016, Sanhe began three construction projects for installation of PV panels with Sanhe Liguang Kelitai Equipment Ltd (“Sanhe Keilitai”). Sanhe Keilitai is majority (95%) owned by Zhou Jian, our Chairman of the Board. During the year ended July 31, 2017, revenue of $170,588 and costs of sales of $147,466 were recognized related to these projects. At July 31, 2017, costs in excess of billings of these contracts totaled $46,510

Advances due to Directors

Advances due to Directors at July 31, 2017 and 2016 were $500,247 and $414,876, respectively. The Advances are unsecured, non-interest bearing and due on demand with no formal terms of repayment.

	July 31,	July 31,
Due to related parties:	2017	2016

Advances due to Zhou Deng Rong	$1,953,169	$1,190,370
Lease payable to Lucksky Group	399,652	280,304
Lease payable to Sanhe Dong Yi	-	246,060
	$2,352,821	$1,716,734

The advances due to Zhou Deng Rong, our former CEO, are unsecured, non-interest bearing, are due on demand, and primarily represent payment of professional and consulting fees incurred by the Company.

Sanhe leases its principal office, factory and dormitory from LuckSky Group in Sanhe City, Hebei Province, PRC. LuckSky Group is owned by Zhou Deng Rong. The space in the office, factory and dormitory being leased are 1296, 5160 and 1200 square meters, respectively. The office and factory space are leased for a rent of $105,053 (RMB 697,248) per year and the dormitory is leased for a rent of $19,527 (RMB 129,600) per year. The leases expire in April 30, 2024 and are subject to renewal with a prior two-month written notice. For the years ended July 31, 2017, 2016, and 2015, rent expense for the lease with Lucksky was $125,930, $127,835, and $33,253, respectively. At July 31, 2017 and 2016, the amount due under the leases was $399,652 and $280,304, respectively. On April 28, 2012, Zhou Jian obtained the right of usage to 44.3 acres of agricultural land where Sanhe’s principal office, factory and dormitory are located for 18 years and 8 months, starting May 1, 2012. The annual price paid for such usage rights is $5,200 (RMB 34,510).

Through August 1, 2015, Sanhe leased a second factory and office in Sanhe City from Sanhe Dong Yi Glass Machine Company Limited (Sanhe Dong Yi), which is owned by Zhou Deng Rong. On August 1, 2015, the lease was terminated, and at July 31, 2016, $246,060 of past rent was due Sanhe Dong Yi. During the year ended July 31, 2017, Sanhe Dong Yi agreed to forgive the liability. As the transaction was between the Company and Zhou Deng Rong, a related party, the Company accounted for the gain as a capital contribution. For the years ended July 31, 2016 and 2015, rent expense for the lease with Sanhe Dong Yi was $211,701 and $51,307.

NOTE 8 – SIGNIFICANT CUSTOMER, FORMER RELATED PARTY

Prior to April 10, 2014, Deng Rong Zhou, our former CEO, owned 70%, and Zhou Jian, our Chairman, owned the remaining 30% of an entity called Xianning Lucksky Aerodynamic Electricity (“Property Owner/Lessor”). Through April 10, 2014, Property Owner/Lessor’s primary asset was a land use right for approximately 70 acres of land located in Xianning, Hubei Province, PRC. On April 10, 2014, Deng Rong Zhou sold his 70% share interest in Property Owner/Lessor to an individual, and Zhou Jian sold his 30% share interest in Property Owner/Lessor to another individual. The two individuals are unrelated to Deng Rong Zhou or Zhou Jian, or any member of management of the Company, or any of its consolidated subsidiaries or VIE.

During the years ended July 31, 2017, and in the years prior to it, the Company entered into a series of contracts on two buildings owned by Xianning Lucksky Aerodynamic Electricity (Property Owner/Lessor). These contracts represented approximately $6,800,000, $8,700,000 and $0 of the Company’s revenue during the years ended July 31, 2017, 2016 and 2015 respectively.

On July 27, 2016, Xianning Xiangtian Air Energy Electric Co., Ltd. (“Xianning Xiangtian”), the wholly-owned subsidiary of Sanhe, entered into a rental agreement with Xianning Lucksky Aerodynamic Electricity to lease 4,628 square meters space in a factory in Xianning, Hubei Province, PRC. The space is leased for a rent of $83,132 (RMB 555,360) per year. The lease expires on July 31, 2018 and is subject to renewal with a prior one-month written notice. During the year ended July 31, 2017, rent expense related to this lease was $81,480.

NOTE 9. EMPLOYEE BENEFITS GOVERNMENT PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. PRC labor regulations require the Company to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate based on the basic monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution. At July 31, 2017 and 2016, the outstanding amount due to the local labor bureau was $126,409 and $92,134, respectively, and is included in Other Payables on the accompanying balance sheets.

NOTE 10 - INCOME TAXES

Significant components of income tax expense consisted of the following for the years ended July 31:

	2017	2016	2015
Federal	$-	$-	$-
State	-	-	-
PRC	263,025	196,099	833,452
Total current	263,025	196,099	833,452
Federal	-	-	-
State	-	-	-
PRC	(104,784)	30,583	83,388
Total deferred	(104,784)	30,583	83,388
Provision for income tax	$158,241	$226,682	$916,840

Reconciliation of Effective Income Tax Rate is as follows for the years ended July 31:

	2017		2016		2015

Statutory U.S. tax rate	(34.0%	)	(34.0%	)	34.0%
Effect of PRC Statutory Tax Rate	9.0%		9.0%		(9.0%	)
Less: Valuation Allowance	27.5%		52%		22.4%
Deferred Tax Expense	2.4%		8.0%		5.3%
Nondeductible and nontaxable items	(1.3%	)	24.4%		5.5%
Tax expense	3.6%		59.4%		58.2%

Significant components of the Company’s deferred tax assets as of July 31, 2017 and 2016 are as follows:

	2017	2016
Deferred tax assets:
Net operating loss carry forwards	$854,000	$470,200
Accounts receivable allowance	348,800	15,000
Impairment charges	435,400	-
Accrued liabilities	148,600	168,000
Warranty and other	19,300	1,700
Deferred tax assets before valuation allowance	1,806,100	654,900
Less: valuation allowance	(1,806,100)	(654,900)
Net deferred income tax assets	-	-
Deferred tax liability
Temporary differences of revenue recognition	-	(107,609)
Net deferred tax assets (liabilities)	$-	$(107,609)

As of July 31, 2017, the Company had U.S. federal net operating loss carryforwards (“NOLs”) of approximately $2,194,000 that expire beginning in 2029. As of July 31, 2017, the Company had approximately RMB 2,943,000 (US $432,000) of NOLs related to its subsidiary Luck Sky Shen Zhen, and its VIE Sanhe, and Sanhe’s subsidiary Xianning Xiangtian, that expire in years 2019 through 2022. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other Income (Expense)” in the statement of operations. Penalties would be recognized as a component of “General and Administrative Expenses” in the statement of operations. No interest or penalties on unpaid tax were recorded during the years ended July 31. 2017, 2016, and 2015, respectively. As of July 31, 2017, and 2016, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

NOTE 11 – COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Operating leases

The total future minimum lease payments under the non-cancellable operating leases as of July 31, 2017 are payable as follows (all amounts are due to a related party (see Note 7) except for $83,132 in the year ending July 31, 2018):

Year ending July 31, 2018	$205,563
Year ending July 31, 2019	122,970
Year ending July 31, 2020	122,970
Year ending July 31, 2021	122,970
Thereafter	338,167
Total	$912,640

Rental expense of the Company for the year ended July 31, 2017, 2016 and 2015 were $212,610, $127,835 and $344,736, respectively.

Contractual Obligations and Commitments

The following table sets forth the Company’s principal obligations and commitments for the next five fiscal years as of July 31, 2017 aggregating $19,927,664, of which $2,853,068 is included in current liabilities in the Company’s consolidated balance sheet at July 31, 2017.

		Payments Due By Year
						After
	Total	2018	2019	2020	2021	2021
Capital commitments to acquire inventory
Purchase obligations	$16,113,770	$16,113,770	$-	$-	$-	$-
Operating leases	912,640	205,563	122,970	122,970	122,970	338,167
Due to directors	500,247	500,247	-	-	-	-
Due to related parties	2,352,821	2,352,821	-	-	-	-
Consulting agreements	423,186	228,186	180,000	15,000	-	-
Total	$20,302,664	$19,400,587	$302,970	$137,970	$122,970	$338,167

Contingencies

On September 23, 2013, the Company issued 60,000,000 shares of restricted common stock at $0.001 per share to Mr. Roy Thomas Phillips, who was then a consultant to the Company and later served as the acting CFO of the Company beginning July 29, 2014, and two other non-related parties obtained a total of 7,000,000 shares of restricted common stock. The shares were issued in contemplation of a secondary offering. The Company takes the position that these shares should be cancelled since no secondary offering was consummated. The Company is taking steps to have these shares canceled. The Company valued the 67,000,000 shares of common stock issued at $67,000 as there was no market for the Company’s common stock and it has limited or no trading; and there is thought to be minimal value in the Company at the time of issuance, therefore the par value is thought to match the assumed market price of the Company’s common stock which is at $0.001 per share. The issuance of these securities could result in further dilution to the Company’s stockholders which effects the earnings (loss) per share amount of the Company. The Company might incur additional expenses to have these shares canceled. On July 24, 2015, 7,000,000 shares issued to two other non-related parties were cancelled. For the years ended July 31, 2017, 2016, and 2015, the dilutive effect of not canceling the 60,000,000 shares is incorporated in the consolidated financial statements as the Company recorded such shares as issued and outstanding. For the year ended July 31, 2017, not canceling the 60,000,000 shares has an anti-dilutive effect. The loss per share for the years ended July 31, 2016, and 2015 remained $0.00, and $0.00, respectively, with the dilutive effect of not canceling such shares. If the shares are not voluntarily returned for cancellation, the Company will need to commence litigation in Delaware to obtain a judgment to cancel the shares for lack of consideration. At this time, the Company is unable to estimate the cost such litigation if it takes place.

NOTE 12 – STOCKHOLDERS’ EQUITY

In June 2017, the Board of Directors adopted a stock incentive plan named Xiangtian (USA) Air Power Co. Ltd. 2017 Stock Incentive Plan (the “Plan”).

As of July 31, 2017, we had not made any awards under the Plan. In the future, we may adopt and establish an equity incentive plan pursuant to which awards may be granted if our Compensation Committee determines that it is in the best interests of our stockholders and the Company to do so.

NOTE 13 – QUARTERLY UNAUDUTED RESULTS

The results of operations by quarter for the years ended July 31, 2017 and 2016 are as follows:

	2017				2016
	(in thousands, except per share information)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net revenue	$87	$966	$3,277	$5,191	$66	$3	$8,940	$1,831
Gross profit	$15	$132	$512	$319	$5	$1	$983	$208
Net income (loss)	$(651)	$(321)	$(109)	$(3,483)	$(212)	$(226)	$279	$(449)
Net income (loss) per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)	$(0.00)	$(0.00)	$0.00	$(0.00)

Xiangtian (USA) Air Power Co., Ltd.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED OCTOBER 31, 2016

Xiangtian (USA) Air Power Co., Ltd.
Condensed Consolidated Balance Sheets
(Stated in US Dollars)

	January 31,	July 31,
	2018	2017
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$570,973	$1,156,969
Accounts receivable, net	46,081	1,142,631
Inventories	1,222,951	550,413
Advances to suppliers	933,599	1,168,867
Costs in excess of billings	3,000,336	2,916,902
Note receivable	159,132	-
Other receivables	20,555	12,308
Total current assets	5,953,627	6,948,090

Property, plant and equipment, net	6,556,927	4,330,333
Deposit for property, plant and equipment	95,321	2,080,436
Total non-current assets	6,652,248	6,410,769
Total assets	$12,605,875	$13,358,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,878,000	$5,015,806
Note payable	465,197	-
Advance from customers	1,078,977	471,880
Due to related parties	2,865,851	2,352,821
Due to director	511,272	500,247
Income taxes payable	566,465	544,508
Other payables	349,612	467,463
Total current liabilities	9,715,374	9,352,725

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued and outstanding	-	-
Common stock: $0.001 par value, 1,000,000,000 shares authorized, 591,042,000 shares issued and outstanding	591,042	591,042
Additional paid-in capital	9,965,555	9,962,555
Subscription receivable	(310,000)	(310,000)
Accumulated deficit	(6,901,619)	(5,377,094)
Accumulated other comprehensive loss	(454,477)	(860,369)
Total stockholders’ equity	2,890,501	4,006,134
Total liabilities and stockholders’ equity	$12,605,875	$13,358,859

See accompanying notes to the condensed consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Condensed Consolidated Statement of Operations and Comprehensive Loss
(Stated in US Dollars)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Revenue-products	$175,821	$154,464	$481,461	$154,464
Revenue-installation of power systems (including $46,050, $154,464, $54,798 and $154,464 to related parties for the three and six months ended January 31, 2018 and 2017 respectively)	56,422	811,432	105,976	898,192
Total revenue	232,243	965,896	587,437	1,052,656

Cost of sales-products	122,335	-	401,980	133,520
Cost of sales- installation of power systems	53,106	834,113	91,105	772,192
Total cost of sales	175,441	834,113	493,085	905,712

Gross profit	56,802	131,783	94,352	146,944

Operating expenses:

Selling, general and administrative expenses (including $31,578, $30,659, $62,791 and $60,986 to related parties for the three and six months ended January 31, 2018 and 2017 respectively)	725,489	479,365	1,611,640	1,186,217

Loss from operations	(668,687)	(347,582)	(1,517,288)	(1,039,273)

Other (expenses) income
Other income (expenses)	423	321	(4,008	7,455
Interest income(expense)	286	(53	614	(53)
Total other (expenses) income, net	709	268	(3,394)	7,402

Net loss before taxes	(667,978)	(347,314)	(1,520,682)	(1,031,871)

Income tax (expense) benefit	(1,008)	26,747	(3,843)	59,930

Net loss	(668,986)	(320,567)	(1,524,525)	(971,941)

Foreign currency translation adjustment	316,017	(145,423)	405,892	(345,279

Comprehensive loss	$(352,969)	$(465,990)	$(1,118,633)	$(1,317,220)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	591,042,000	591,042,000	591,042,000	591,042,000

See accompanying notes to the condensed consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Condensed Consolidated Statement of Stockholders’ Equity
For the Six Months Ended January 31, 2018
(Stated in US Dollars)
(Unaudited)

	Common Stock
			Additional			Other
		Par	Paid-in	Subscription	Deficit	Comprehensive
	Shares	Value	Capital	Receivable	Accumulated	Income (Loss)	Total

Balance, August 1, 2017	591,042,000	$591,042	$9,962,555	$(310,000)	$(5,377,094)	$(860,369)	$4,006,134
Rent contributed by shareholders	-	-	3,000	-	-	-	3,000
Other comprehensive income	-	-	-	-	-	405,892	405,892
Net loss	-	-	-	-	(1,524,525)	-	(1,524,525)

Balance, January 31, 2018 (Unaudited)	591,042,000	$591,042	$9,965,555	$(310,000)	$(6,901,619)	$(454,477)	$2,890,501

See accompanying notes to the condensed consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Condensed Consolidated Statements of Cash Flows
(Stated in US Dollars)
(Unaudited)

	For the	For the
	Six Months Ended	Six Months Ended
	January 31,	January 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,524,525)	$(971,941)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	(112,620)	-
Depreciation	195,881	200,697
Rent contributed by shareholders as paid-in capital	3,000	3,000
Changes in operating assets and liabilities:
Accounts receivable	1,111,483	2,547,156
Inventories	(379,861)	(2,072,414)
Advances to suppliers	(200,208)	(1,524,233)
Costs in excess of billings	(83,434)	-
Other receivables	(8,247)	444,105
Due from related party	-	(80,859)
Other current assets	-	(344,492)
Accounts payable and accrued liabilities	(1,137,806)	(1,217,262)
Advances from customers	607,097	-
Taxes payable	21,957	(4,918)
Advance billings on contracts	-	2,229,693
Other payables	(117,851)	-
Deferred tax liability	-	(74,767)
Net cash used in operating activities	(1,625,134)	(866,235)

Cash flows from investing activities:
Issuance of note receivable	(159,132)	-
Purchase of property and equipment	-	(18,436)
Loan made to related parties	-	(177,018)
Net cash used in by investing activities	(159,132)	(195,454)

Cash flows from financing activities:
Advances from related parties	356,474	445,447
Proceeds from notes payable	465,197	-
Advances from director	11,025	-
Net cash provided by financing activities	832,696	445,447

Effect of exchange rate change on cash	365,574	(540,264)

Net change in cash and cash equivalents	(585,996)	(1,156,506)

Cash and cash equivalents - beginning of period	1,156,969	1,226,220

Cash and cash equivalents - end of period	$570,973	$69,714
Supplemental disclosure of cash flow information:
Interest paid	$-	$-
Income tax paid	$19,268	$-
Supplemental non-cash investing and financing information:
Transfers from advances to suppliers to inventories	$316,591	$-
Transfers from deposits to property, plant, and equipment	$2,033,664	$-
Rent contributed by shareholders	$3,000	$3,000

See accompanying notes to the condensed consolidated financial statements

Xiangtian (USA) Air Power Co., Ltd.
Notes to Condensed Consolidated Financial Statements
Three and Six Months Ended January 31, 2018 and 2017
(Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Xiangtian (USA) Air Power Co., Ltd. (the “Company”) was incorporated in the State of Delaware on September 2, 2008. The Company is in the field of Compressed Air Energy Storage in China and produces electricity generation systems that combine our compressed air storage technology with photovoltaic (PV) panels to achieve a continuous supply of power under weather conditions that are unfavorable to the generation of electricity from PV panels alone. All of the Company’s operations are through its variable interest entities located in the Peoples’ Republic of China (PRC).

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) applicable to interim financial information and the requirements of Form 10-Q and Rule 8-03 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosure required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. These financial statements should be read in conjunction with the financial statements and other information included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2017, as filed with the SEC.

Going Concern

The accompanying Condensed Consolidated Financial Statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the period ended January 31, 2018, the Company incurred a net loss of $1,524,525 and used cash in operating activities of $1,625,134, and at January 31, 2018, the Company had a working capital deficit of $3,761,747. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on our July 31, 2017 financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty be necessary should we be unable to continue as a going concern.

The Company believes it will require additional funds to continue its operations through fiscal 2018 and to continue to develop its existing projects and expand into new projects. The Company plans to raise such funds by generating additional sales revenue, implementing cost reductions, and raising loans from major shareholders and directors, or a combination thereof, and the Company believes it is capable of raising such funds in the coming fiscal year. There are no assurances such funds will be available, and if available, at terms acceptable to the Company.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant accounting estimates include, among others, the allowance for doubtful accounts receivable, valuation of inventory, valuation of advances to suppliers, impairment analysis of long-term assets, valuation allowance on deferred income taxes, valuation of warranty reserves, and the accrual of potential liabilities. Actual results may differ materially from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries and VIE for which it is deemed the primary beneficiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company’s wholly owned subsidiary, Luck Sky Shen Zhen, through a series of agreements known as variable interest agreements (“VIE” agreements), controls Sanhe City Lucksky Electrical Engineering Co., Ltd. (“Sanhe”), a corporation incorporated under the laws of the PRC. As a result of these contractual arrangements, which obligates Luck Sky Shen Zhen to absorb a majority of the risk of loss from the activities of Sanhe and enables Luck Sky Shen Zhen to receive a majority of its expected residual returns, the Company accounts for Sanhe as a variable interest entity (VIE). The following financial statement amounts and balances of Sanhe are included in the accompanying condensed consolidated financial statements as of January 31, 2018 and July 31, 2017, and for the six months ended January 31, 2018 and 2017, respectively:

	January31,	July 31,
	2018	2017
Total assets	$12,313,838	$13,070,348
Total liabilities	8,511,845	8,498,122

	For the six	For the six
	months	months
	Ended	ended
	January 31,	January 31,
	2018	2017
	(Unaudited)	(Unaudited)
Net loss	$1,040,623	$769,631

Fair Value Measurements

Fair value measurements adopted by the Company are based on the authoritative guidance provided by the Financial Accounting Standards Board (“FASB”) which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. FASB authoritative guidance establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 - Unobservable inputs based on the Company's assumptions.

The carrying amounts reported in the Condensed Consolidated Balance Sheet for cash and cash equivalents, accounts receivable, inventory, notes receivables, accounts payable, notes payable, accrued liabilities and other payables approximate their fair values due to their short-term nature.

Foreign Currency Translation

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company’s functional currency is Chinese Renminbi (“RMB”) as substantially all of the Company’s PRC subsidiaries’ operations use this denomination. The consolidated financial statements are presented in U.S. dollars. Assets and Liabilities are translated at the exchange rate as of the balance sheet date. Income and expenses are translated at the average exchange rate for the period presented. Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred.

The exchange rates for the applicable periods are as follows:

	As of and for		As of and for
	the six	As of and for	the six
	months ended	the year ended	months ended
	January 31,	July 31,	January 31,
	2018	2017	2017

Period end RMB: US$ exchange rate	6.28	6.72	6.63

Period average RMB: US$ exchange rate	6.58	6.82	6.62

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation.

Earnings (Loss) per Share

Basic earnings per share are computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share gives effect to all dilutive potential shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method. Earnings per share excludes all potential dilutive shares of common stock if their effect is anti-dilutive. There were no potential dilutive securities at January 31, 2018 or January 31, 2017.

Concentrations

During the six months ended January 31, 2018, one customer represented 52% of the Company's revenue. During the six months ended January 31, 2017, other customer represented 73% of the Company's revenue. At January 31, 2018 and July 31, 2017, one customer accounted for 75% and 88%, respectively, of accounts receivable.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, ASU 2016-20, and ASU 2017-05, all of which clarify certain implementation guidance within ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company is currently in the process of analyzing the information necessary to determine the impact of adopting this new guidance on its financial position, results of operations, and cash flows. The Company will adopt the provisions of this statement in the first quarter of fiscal 2019, using the modified retrospective approach.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 2 –ACCOUNTS RECEIVABLE Accounts receivable consists of the following:

	January 31,	July 31,
	2018	2017
Accounts receivable	$1,503,444	$2,614,927
Less: allowance for doubtful accounts	(1,457,363)	(1,472,296)

Accounts receivable, net	$46,081	$1,142,631

NOTE 3 – INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or net realizable value and, net of reserves, consists of the following:

	January 31,	July 31,
	2018	2017
Raw materials and parts	$1,023,900	$801,437
Work in process	495,146	54,924
Finished goods	69,428	35,661
Total	1,588,474	892,022
Less: allowance for inventory reserve	(365,523)	(341,609)
Inventories, net	$1,222,951	$550,413

NOTE 4 – COSTS IN EXCESS OF BILLINGS

Costs in excess of billings relate to certain contracts and consists of the following:

	January 31,	July 31,
	2018	2017
Billings in excess of costs on uncompleted contracts- related party	$(70,989)	$46,510
Costs on contracts not yet recognized	3,071,325	2,870,392
Costs in excess of billings	$3,000,336	$2,916,902

Contracts accounted for under the percentage-of- completion method:

Costs incurred on uncompleted contracts-related party	$73,598	$172,922
Billings to date	(144,587)	(126,412)
	$(70,989)	$46,510

At January 31, 2018 and July 31, 2017, $3,071,325 and $2,870,392 respectively, of inventory delivered in advance of revenue recognition was deferred and included with costs in excess of billings on the accompanying balance sheet.

NOTE 5 – NOTE RECEIVABLE

On September 18, 2017, the Company entered into an agreement to loan Shenzhen Chun Fu Xin Trading Co. Ltd., an unrelated entity, $159,132 (RMB 1,000,000). The loan is unsecured, earns interest at 5.4% per annum, and is due on September 17, 2018. In March 2018, the Company received a total payment of $163,430 (RMB 1,027,000) as principal and interest payment of the note receivable.

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	January 31,	July 31,
	2018	2017
Machinery equipment	$7,505,466	$5,025,011
Computer and office equipment	73,212	68,422
Vehicle	73,234	68,442
Total property, plant and equipment	7,651,912	5,161,875
Less: accumulated depreciation	(1,094,985)	(831,542)
Total	$6,556,927	$4,330,333

Total depreciation expenses for the six months ended January 31, 2018 and 2017 was $195,881 and $200,697, respectively.

At July 31, 2017, the balance of deposits for property, plant, and equipment was $2,080,436. The deposits were for the purchases of machinery equipment that had not been accepted or put into service. During the six months ended January 31, 2018, machinery in the amount of $2,033,664 was accepted and put into service, and the related deposit of $2,033,664 was transferred to machinery equipment. At January 31, 2018, the balance of deposits for property, plant, and equipment was $ 95,321.

NOTE 7 – ADVANCES TO SUPPLIERS

At January 31, 2018 and July 31, 2017, the Company had $933,599 and $1,168,867, respectively of outstanding advances to suppliers, which mainly represent interest-free cash deposits paid to suppliers for future purchases of raw materials. At January 31, 2018 and July 31, 2017, the advances to suppliers were net of a reserve of $1,523,450 and $1,404,565, respectively.

NOTE 8 - NOTES PAYABLE

On December 22, 2017, the Company entered into a note payable with Zheng Yong, an unrelated party, for $50,608 (RMB 318,023). The note payable is unsecured, bears interest at 4.75% per annum, and is due on December 21, 2018.

On January 26, 2018, the Company entered into a note payable agreement with Hubei Henghao Real Estate Development Co. LTD., an unrelated entity, for $413,743 (RMB 2,600,000). The note payable is unsecured, bears interest at 4.75% per annum, and is due on January 25, 2019.

NOTE 9 - RELATED PARTY TRANSACTIONS

Sales to related party
In August 2016, Sanhe began three construction projects for installation of PV panels with Sanhe Liguang Kelitai Equipment Ltd (“Sanhe Keilitai”). Sanhe Keilitai is majority (95%) owned by Zhou Jian, our Chairman of the Board. During the six months ended January 31, 2018, revenue of $ 54,798 and costs of sales of $47,434 were recognized related to these projects. At January 31, 2018, billings in excess of costs of these contracts totaled $3,000,336. For the six months ended January 31, 2017, the accumulated cost on the construction project was $661,217 and the accumulated billing was $2,329,572.

Due to related parties

	January 31,	July 31,
	2018	2017

Advances due to Zhou Deng Rong	$2,372,434	$1,953,169
Lease payable to Lucksky Group	493,417	399,652
	$2,865,851	$2,352,821

The advances due to Zhou Deng Rong, our former CEO, and immediate family member of our current CEO and current chairman are unsecured, non-interest bearing, and due on demand and primarily represent payment of professional and consulting fees incurred by the Company.

Sanhe leases its principal office, factory and dormitory, and the related land use right, from Lucksky Group in Sanhe City, Hebei Province, PRC. Lucksky Group is owned by Zhou Deng Rong, our former CEO. For the six months ended January 31, 2018 and 2017, rent expense for the lease with Lucksky was $62,791 and $60,986, respectively. At January 31, 2018 and July 31, 2017, the amount due to Lucksky Group under the leases was $493,417 and $399,652, respectively.

Due to Director

Advances due to Director at January 31, 2018 and July 31, 2017 were $511,272 and $500,247, respectively. The advances are unsecured, non-interest bearing and due on demand with no formal terms of repayment.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

XIANGTIAN (USA) AIR POWER CO., LTD.

100,000,000 Shares of Common Stock

PROSPECTUS

__________________, 2018

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Amount to
Be Paid
SEC registration fee	$26,077.50
Legal fees and expenses	$85,000
Accounting fees and expenses	$5,000
Miscellaneous	$2,000

Total	$118,077.50

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us is in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

No.	Description

No.	Description

2.1	Agreement and Plan of Merger dated May 25, 2012 by and between Goa Sweet Tours Ltd. and Xiangtian (USA) Air Power Co., Ltd. (previously filed with Current Report on 8-K on August 4, 2014)

2.2	Certificate of Ownership and Merger dated May 29, 2012 (previously filed with Current Report on 8- K on May 29, 2012)

2.3

Common Stock Purchase Agreement dated May 30, 2014 by and among the Registrant, Luck Sky (Hong Kong) Aerodynamic Electricity Limited and Zhou Jian (previously filed with Current Report on 8-K on June 9, 2014)

2.4	Common Stock Purchase Agreement dated July 25, 2014 by and among the Registrant, Zhou Deng Rong and Zhou Jian (previously filed with Current Report on 8-K on August 4, 2012)

3.1	Articles of Incorporation of the Registrant (previously filed with Form S-1 Registration Statement on September 18, 2009)

3.2	By-laws of the Registrant (previously filed with Form S-1 Registration Statement on September 18, 2009)

3.3	Certificate of Amendment of Certificate of Incorporation of the Registrant dated August 14, 2013 (previously filed with Current Report on 8-K on August 20, 2013)

5.1	Opinion of Mclaughlin & Stern, LLP* (previously filed with Amendment No. 1 to Registration Statement on form S-1 on August 15, 2017)

10.1	Framework Agreement on Business Cooperation dated July 25, 2014 by and between Luck Sky Shen Zhen and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.2

Exclusive Option Agreement dated July 25, 2014 by and among Luck Sky HK, Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.3

Exclusive Management, Consulting and Training and Technical Service Agreement dated July 25, 2014 by and between Luck Sky Shen Zhen and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.4

Equity Pledge Agreement dated July 25, 2014 by and among Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian, and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.5	Know-How Sub-License Agreement dated July 25, 2014 by and between Luck Sky Shen Zhen and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.6	Power-of-Attorney dated July 25, 2014 issued by Zhou Deng Rong and Zhou Jian to Luck Sky Shen Zhen (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.7	Licensing Agreement dated July 25, 2014 by and among Zhou Deng Rong, Zhou Jian and Luck Sky Shen Zhen (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.8	Licensing Agreement dated July 25, 2014 by and between LuckSky Group and Luck Sky Shen Zhen (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.9	Project Transfer Agreement dated February 28, 2014 by and between Sanhe and Deyang Zhenlin Technology Co., Ltd. (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.10

Project Transfer Agreement dated April 18, 2014 by and between Sanhe and Bin Zhou Xin Tuo Natural Energy Electrical Engineering Limited (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.11

Project Transfer Agreement dated April 25, 2014 by and between Sanhe and Xianning Auspicious Day Air Energy Power Company Limited (translated to English) (previously filed with Current Report on 8- K on August 4, 2014)

10.12	Lease Agreements dated May 1, 2014 by and between Sanhe and LuckSky Group (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.13	Lease Agreement dated April 1, 2014 by and between Sanhe and Sanhe Dong Yi (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.14	Consulting Agreement between Beijing Luck Sky Oriental Power Engineering LLC and Bezalel International LLC dated May 22, 2013 (previously filed with Current Report on 8-K on August 4, 2014)

10.15

Amendment to Project Transfer Agreement dated November 12, 2014 between Sanhe and Bing Zhou Xin Tuo Natural Energy Electrical Engineering Limited (translated to English) (previously filed with Current Report on 10-K on November 20, 2014)

10.16	Amendment to Project Transfer Agreement dated November 12, 2014 between Sanhe and Xianning Xiangtian Air Energy Electric Company (previously filed with Current Report on 10-KA on April 24, 2015)

10.17	Consulting Agreement between Xiangtian (USA) Air Power Co., Ltd. and Bezalel International LLC dated June 22, 2014 (previously filed with Current Report on 10-KA on April 24, 2015)

10.18	Equipment Transfer Contract dated May 19, 2014 between Sanhe and Xiangtian Kelitai (previously filed with Current Report on 10-KA on April 24, 2015)

10.19

Loan Agreement dated July 18, 2013 between Sanhe and Xiangtian Kelitai, pursuant to which Sanhe borrowed RMB 7,722,000 from Xiangtian Kelitai (previously filed with Current Report on 10-KA on April 24, 2015)

10.20	Loan Agreement dated April 1, 2014 between Sanhe and LuckSky Group, pursuant to which Sanhe borrowed RMB 3,000,000 from LuckSky Group (previously filed with Current Report on 10-KA on April 24, 2015)

10.21	Inventory Transfer Agreement dated April 30, 2014 between Sanhe and Xiangtian Kelitai (previously filed with Current Report on 10-KA on April 24, 2015)

10.22	Loan agreement dated April 25, 2015 between Sanhe and Xiangtian Kelitai. Air Powered Machinery Co., Ltd., Yaojiao Branch office (Filed with Current Report on 10-K on November 13, 2015)

10.23	Xiangtian (USA) Air Power Co. Ltd. 2017 Stock Incentive Plan (the “Plan”) (Filed with Current Report on Form 8-K on July 5, 2017)

10.24	Letter dated July 24, 2017 from Yichien Yeh, CPA to the Securities and Exchange Commission. (Filed with Report on Form 8-K on July 24, 2017)

21.1	List of Subsidiaries (previously filed with Current Report on 8-K on August 4, 2014)

23.1	Consent of Weinberg & Company, P.A.*

23.2	Consent of Mclaughlin & Stern LLP (contained in Exhibit 5.1)

23.3	Consent of Yichien Yeh, CPA*

24.1	Powers of Attorney authorizing execution of Registration Statement on Form S-1 on behalf of certain officers and directors of the Company (included on the signature pages hereto).

XBRL Exhibit

101.INSXBRL	Instance Document*
101.SCH XBRL	Taxonomy Extension Schema Document.*
101.CAL XBRL	Taxonomy Extension Calculation Linkbase Document.*
101.DEF XBRL	Taxonomy Extension Definition Linkbase Document.*
101.LAB XBRL	Taxonomy Extension Label Linkbase Document.*
101.PRE XBRL	Taxonomy Extension Presentation Linkbase Document.*

*filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes to provide certificates in such denominations and registered in such names as required by the purchasers to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not applicable.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) Each prospectus filed pursuant to Rule 424(b) as part of this registration statement, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the registration statement on Form S-1to be signed on its behalf by the undersigned on April 27, 2018.

XIANGTIAN (USA) AIR POWER CO., LTD.

By:	/s/ Zhou Deng Hua
Name:	Zhou Deng Hua
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zhou Deng Hua his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

In accordance with the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement on Form S-1 was signed by the following persons in the capacities and on the dates indicated.

By: /s/ Zhou Deng Hua
Name: Zhou Deng Hua
Title: Chief Executive Officer
(Principal Executive Officer)
Date: April 27, 2018

By: /s/ Zhou Jian
Name: Zhou Jian
Title: Director
Date: April 27, 2018

By: /s/ Paul Kam Shing Chiu
Name: Paul Kam Shing Chiu
Title: Chief Financial Officer
(Principal Financial Officer)
Date: April 27, 2018

By: /s/ Marco Hon Wai Ku
Name: Marco Hon Wai Ku
Title: Director
Date: April 27, 2018

By: /s/ Yizhao Zhang
Name: Yizhao Zhang
Title: Director
Date: April 27, 2018

By: /s/ Jiehua Zhang
Name: Jiehua Zhang
Title: Director
Date: April 27, 2018